Filed Pursuant to Rule 424(b)(5)

File Numbers 333-103711-03 and 333-103711

Prospectus Supplement To Prospectus dated March 31, 2003

$200,000,000

Wells Fargo Capital VIII

5.625% Trust Preferred Securities

guaranteed by

Wells Fargo & Company

Wells Fargo Capital VIII is offering trust preferred securities, which we refer to in this prospectus supplement as “capital securities,” that Wells Fargo & Company will fully and unconditionally guarantee, based on its combined obligations under a guarantee, a trust agreement and a junior subordinated indenture. Wells Fargo Capital VIII will redeem the capital securities on August 1, 2033, and may redeem them earlier, subject to any required prior approval of the Board of Governors of the Federal Reserve System.

The capital securities may be redeemed, in whole or in part, at any time on or after July 28, 2008 at a redemption price equal to the total liquidation amount plus accumulated and unpaid distributions to the date of redemption. In addition, the capital securities may be redeemed in whole if adverse changes in tax law, investment company law or banking laws and regulations occur and are continuing. Any change in the Tier 1 capital treatment of the capital securities resulting from actions that could be taken by the Board of Governors of the Federal Reserve System in light of certain recent accounting changes addressing the criteria for consolidation of the Trust, as discussed in this prospectus supplement, would constitute an adverse change in banking laws and regulations.

The capital securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, and trading of the capital securities on the New York Stock Exchange is expected to commence within 30 days after they are first issued.

The capital securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

Investing in the capital securities involves risks. See “ Risk Factors” beginning on page S-8.

PRICE $25 PER CAPITAL SECURITY

	Price To Public(1)	Underwriting Discounts and Commissions(2)	Proceeds To Wells Fargo Capital VIII(1)(2)
Per Capital Security	$25.00	$.7875	$25.00
Total(3)	$200,000,000	$6,300,000	$200,000,000

(1)	Plus accumulated distributions, if any, from July 28, 2003.
(2)	Because Wells Fargo Capital VIII will use all of the proceeds from the sale of the capital securities and its common securities to purchase junior subordinated debentures of Wells Fargo, Wells Fargo will pay all underwriting discounts and commissions.
(3)	The Trust has granted the underwriters an overallotment option to purchase up to an additional 1,200,000 capital securities, exercisable no later than July 25, 2003, at the price to public less the underwriting discounts and commissions shown above. If all such capital securities are purchased, the total price to public, underwriting discounts and commissions and proceeds to Wells Fargo Capital VIII will be increased to $230,000,000, $7,245,000 and $230,000,000, respectively.

This prospectus supplement and the accompanying prospectus may be used by the underwriters in connection with offers and sales of the capital securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. The underwriters may act as principal or agent in such transactions.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the capital securities in book-entry form only through the facilities of The Depository Trust Company, including for the accounts of Euroclear Bank S.A./N.V. and Clearstream Banking S.A., against payment on or about July 28, 2003.

Joint Book-Runners

Citigroup	Merrill Lynch & Co.	UBS Investment Bank

Morgan Stanley		Wells Fargo Securities, LLC

Banc One Capital Markets, Inc.

Bear, Stearns & Co. Inc.

Credit Suisse First Boston

Goldman, Sachs & Co.

The date of this prospectus supplement is July 21, 2003.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The Trust and Wells Fargo have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of their respective dates. In this prospectus supplement, references to the “Trust” mean Wells Fargo Capital VIII and references to “Wells Fargo” or “we” mean Wells Fargo & Company, and not Wells Fargo & Company together with any of its subsidiaries, unless the context indicates otherwise.

The Trust and Wells Fargo are offering to sell the capital securities, and are seeking offers to buy the capital securities, only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the capital securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the capital securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

PROSPECTUS SUPPLEMENT SUMMARY

The following information concerning Wells Fargo, the Trust, the capital securities to be issued by the Trust, the guarantee to be issued by Wells Fargo with respect to the capital securities and the 5.625% junior subordinated debentures due August 1, 2033 to be issued by Wells Fargo supplements, and should be read in conjunction with, the information contained in the accompanying prospectus. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Wells Fargo & Company

Wells Fargo is a diversified financial services company organized under the laws of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. As a diversified financial services organization, it owns subsidiaries engaged in banking and a variety of related businesses. Its subsidiaries provide banking, insurance, investment, mortgage and consumer finance services through stores, the internet and other distribution channels throughout North America and elsewhere internationally.

Wells Fargo Capital VIII

The Trust is a Delaware statutory business trust. The Trust exists solely to:

•	issue and sell its common securities to Wells Fargo;

•	issue and sell its capital securities to the public;

•	use the proceeds from the sale of its common securities and capital securities to purchase junior subordinated debentures from Wells Fargo; and

•	engage in other activities that are necessary, convenient or incidental to these purposes.

Bank One Trust Company, N.A. will act as the property trustee of the Trust. Wilmington Trust Company will act as the Delaware trustee of the Trust. Two officers of Wells Fargo or its subsidiaries will act as administrative trustees of the Trust. The principal office and telephone number of the Trust are c/o Wells Fargo & Company, Wells Fargo Center, MAC #N9305-173, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, telephone number (612) 667-2085.

The Offering

The Trust is offering its capital securities for $25 per security. The Trust will use all of the proceeds from the sale of its capital securities and its common securities to purchase junior subordinated debentures of Wells Fargo. The junior subordinated debentures will be the Trust’s only assets. Wells Fargo will fully and unconditionally guarantee the obligations of the Trust, based on its combined obligations under the guarantee, the trust agreement and the junior subordinated indenture. See “Relationship Among the Capital Securities, Junior Subordinated Debentures and the Guarantee” on page S-34.

The Capital Securities

If you purchase capital securities, you will be entitled to receive cumulative cash distributions at an annual rate of $1.40625 for each capital security, which represents 5.625% of the liquidation amount of $25 for each capital security. If the Trust is terminated and its assets distributed, for each capital security you own, you are entitled to receive a like amount of junior subordinated debentures or the liquidation amount of $25 plus accumulated but unpaid distributions from the assets of the Trust available for distribution, after it has paid liabilities owed to its creditors. Accordingly, you may not receive the full liquidation amount and accumulated but unpaid distributions if the Trust does not have enough funds.

Distributions will accumulate from the date the Trust originally issues its capital securities. The Trust will pay the distributions quarterly on February 1, May 1, August 1 and November 1 of each year, beginning November 1, 2003. These distributions may be deferred for up to 20 consecutive quarters. The Trust will only pay distributions when it has funds available for payment.

If you purchase the capital securities, you will have limited voting rights. You will be entitled to vote on the following matters:

•	removal of the property trustee or the Delaware trustee for cause or when there is an event of default under the junior subordinated debentures,

•	certain modifications to the terms of the capital securities and the guarantee, and

•	the exercise of the Trust’s rights as holder of the junior subordinated debentures.

A more detailed description of your voting rights is contained under “Description of Trust Preferred Securities—Removal of Trustees,” “—Voting Rights; Amendment of the Trust Agreement” and “Description of Guarantees—Amendments and Assignment” on pages 30, 32 and 37, respectively, of the accompanying prospectus.

The Common Securities

Wells Fargo will acquire all of the common securities of the Trust. The common securities will have an aggregate liquidation amount of at least 3% of the total capital of the Trust. Except as described under “Ranking” below, the common securities will rank equal to the capital securities in priority of payment. Normally, the common securities will have sole voting power on matters to be voted upon by the Trust’s security holders.

The Junior Subordinated Debentures

The Trust will purchase the junior subordinated debentures from Wells Fargo with the proceeds from the sale of its capital securities and common securities. Wells Fargo will issue the junior subordinated debentures under a junior subordinated indenture between Wells Fargo and Bank One Trust Company, N.A., as indenture trustee. The junior subordinated debentures will:

•	have an aggregate principal amount equal to $206,185,575 (plus up to $30,927,850 aggregate principal amount issuable upon exercise of the underwriters’ overallotment option), which is the aggregate liquidation amount of the capital securities plus the capital contributed by Wells Fargo for the common securities;

•	bear interest at an annual rate of 5.625%;

•	pay interest quarterly, subject to the right of Wells Fargo to defer interest payments for up to 20 consecutive quarters as described below; and

•	mature on August 1, 2033, although Wells Fargo may redeem them earlier under the circumstances described below.

The Guarantee of the Capital Securities

Wells Fargo will guarantee the capital securities on a limited basis under the guarantee.

The guarantee requires Wells Fargo to pay accumulated but unpaid distributions, redemption payments and liquidation payments on the capital securities on behalf of the Trust only in an amount equal to the sum of the payments Wells Fargo has made to the Trust on the junior subordinated debentures. It does not, however, require Wells Fargo to make payments on behalf of the Trust if the Trust does not have sufficient funds to make payments on the capital securities because Wells Fargo has not made payments on the junior subordinated debentures.

Ranking

The capital securities will generally rank equal to the common securities in priority of payment. The Trust will make payments on the capital securities and the common securities based on a proportionate allocation of the payments it receives on the junior subordinated debentures. However, the capital securities will rank prior to the common securities as to payment if and so long as Wells Fargo fails to make principal or interest payments under the junior subordinated debentures when due. For a more detailed explanation, see “Description of Trust Preferred Securities—Ranking of Common Securities” on page 28 of the accompanying prospectus.

The junior subordinated debentures and the guarantee will be unsecured and will rank subordinate and junior in right of payment to all of Wells Fargo’s current and future Senior Debt, as defined in the accompanying prospectus, including subordinated debt of Wells Fargo. For a more detailed explanation, see “Description of Junior Subordinated Debt Securities—Subordination” on page 20 of the accompanying prospectus and “Description of Guarantees—Status of the Guarantees” on page 36 of the accompanying prospectus.

Deferral of Distributions

Unless there is an event of default under the junior subordinated debentures, Wells Fargo can defer interest payments on the junior subordinated debentures during any period of up to 20 consecutive quarters, but not beyond their maturity date. After Wells Fargo makes all interest payments that it has deferred, including accrued interest on the deferred payments, Wells Fargo can again defer interest payments during new periods of up to 20 consecutive quarters as long as Wells Fargo adheres to the same requirements.

If Wells Fargo defers interest payments on the junior subordinated debentures, the Trust will defer distributions on the capital securities. During any deferral period, distributions will continue to accumulate on the capital securities at an annual rate of 5.625% of the liquidation amount of $25 per capital security. Also, the deferred distributions will accrue additional distributions, as permitted by applicable law, at an annual rate of 5.625%, compounded quarterly.

While Wells Fargo defers interest payments on the junior subordinated debentures, Wells Fargo will generally not be permitted to:

•	declare or pay any dividends or any distributions on, or redeem, purchase, acquire or make a liquidation payment on any of its capital stock; or

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem debt securities of Wells Fargo that rank equal or junior to the junior subordinated debentures.

If Wells Fargo defers payments of interest on the junior subordinated debentures, the capital securities would at that time be treated as being issued with original issue discount for United States federal income tax purposes. This means that you would be required to include accrued interest in your income for United States federal income tax purposes before you receive any cash distributions. Please see “United States Federal Income Tax Consequences” on page S-36 for a more complete discussion.

Redemption of Capital Securities and the Junior Subordinated Debentures

The Trust will redeem all of the outstanding capital securities and common securities when Wells Fargo redeems the junior subordinated debentures or repays the junior subordinated debentures at stated maturity on August 1, 2033. If Wells Fargo redeems any junior subordinated debentures before their stated maturity, the Trust will use the cash it receives from the redemption to redeem capital securities and common securities.

Except as described above under “Ranking,” the aggregate liquidation amount of capital securities and common securities to be redeemed will be allocated approximately 97% to the capital securities and approximately 3% to the common securities.

Wells Fargo can redeem the junior subordinated debentures before their stated maturity at 100% of their principal amount plus accrued interest to the date of redemption, subject to any required prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”):

•	on or after July 28, 2008, in whole or in part, on one or more occasions, at any time; and

•	at any time, in whole only and only if adverse changes in tax law, investment company law or banking laws and regulations (including a potential change in the Tier 1 capital treatment of the capital securities resulting from any actions that could be taken by the Federal Reserve in light of certain recent accounting changes addressing the criteria for the consolidation of the Trust) described on pages S-17 and S-18 occur and are continuing.

Distribution of the Junior Subordinated Debentures

Wells Fargo has the right to terminate the Trust at any time. If Wells Fargo decides to exercise its right to terminate the Trust, the Trust may distribute, after satisfaction of liabilities to creditors, approximately 97% of the junior subordinated debentures to holders of the capital securities and approximately 3% to the holders of the common securities. However, if a payment event of default has occurred with respect to the junior subordinated debentures, holders of capital securities will have priority over holders of common securities as described under “Ranking” on page S-5 in connection with such distribution. If the junior subordinated debentures are distributed, Wells Fargo will use its commercially reasonable efforts to list the junior subordinated debentures on the New York Stock Exchange or any other exchange on which the capital securities are then listed.

Use of Proceeds

The Trust will invest all of the proceeds from the sale of the capital securities in the junior subordinated debentures. Wells Fargo intends to use the net proceeds from the sale of the junior subordinated debentures for general corporate purposes, which may include investments in or advances to its existing or future subsidiaries, repayment of its obligations that have matured and reduction of its outstanding commercial paper and other debt.

Listing of the Capital Securities

The capital securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, and trading of the capital securities on the New York Stock Exchange is expected to commence within 30 days after they are first issued. You should be aware that the listing of the capital securities will not necessarily ensure that a liquid trading market will be available for the capital securities or that you will be able to sell your capital securities at the price you originally paid for them.

Risk Factors

Your investment in the capital securities will involve risks. You should carefully consider the discussion of risks that follows below in the section entitled “Risk Factors,” and the other information in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the capital securities is suitable for you.

Form of Capital Securities

The capital securities will be represented by one or more global securities that will be deposited with, or on behalf of, and registered in the name of The Depository Trust Company (“DTC”) or its nominee on or about July 28, 2003. This means that you will not receive a certificate for your capital securities and the capital securities will not be registered in your name. Rather, your broker or other direct or indirect participant of DTC, Euroclear Bank S.A./N.V. or Clearstream Banking S.A. will maintain your position in the capital securities.

RISK FACTORS

An investment in the capital securities involves a number of risks. You should carefully review the information contained in the other sections of this prospectus supplement and the accompanying prospectus and should particularly consider the following matters before purchasing any capital securities.

Because the Trust will rely on the payments it receives on the junior subordinated debentures to fund all payments on the capital securities, and because the Trust may distribute the junior subordinated debentures in exchange for the capital securities, you are making an investment decision with regard to the junior subordinated debentures as well as the capital securities. You should carefully review the information in this prospectus supplement and the accompanying prospectus about both of these securities and the guarantee.

Holders Of Wells Fargo’s Senior Debt Will Get Paid Before The Trust Will Get Paid Under The Junior Subordinated Debentures And Before You Will Get Paid Under The Guarantee

Wells Fargo’s obligations under the junior subordinated debentures and the guarantee are unsecured and will rank junior in priority of payment to all of Wells Fargo’s current and future Senior Debt, as defined in the accompanying prospectus. As of June 30, 2003, using preliminary figures, there was approximately $29.6 billion of outstanding Senior Debt of Wells Fargo, excluding obligations under letters of credit, guarantees, foreign exchange contracts and interest swap contracts. In addition, Wells Fargo was obligated on such date under letters of credit, guarantees, foreign exchange contracts and interest rate swap contracts to which the junior subordinated debentures will be subordinated pursuant to the terms of the junior subordinated indenture.

Wells Fargo’s obligations under the junior subordinated debentures and the guarantee will also be effectively subordinated to all current and future indebtedness and other liabilities of its subsidiaries. See “Description of Junior Subordinated Debt Securities—General” on page 8 of the accompanying prospectus.

The capital securities, the junior subordinated debentures and the guarantee do not limit the ability of Wells Fargo or any of its subsidiaries to incur additional indebtedness, liabilities and obligations, including indebtedness, liabilities and obligations that rank senior to or equal with the junior subordinated debentures and the guarantee. For more information on the ranking of Wells Fargo’s obligations under the junior subordinated debentures and the guarantee, see “Description of Junior Subordinated Debt Securities—Subordination” on page 20 of the accompanying prospectus and “Description of Guarantees—Status of the Guarantees” on page 36 of the accompanying prospectus.

If Wells Fargo Does Not Make Payments On The Junior Subordinated Debentures, The Trust Will Not Be Able To Pay Distributions On The Capital Securities And The Guarantee Will Not Apply

The ability of the Trust to timely pay distributions on the capital securities and pay the liquidation amount of $25 per capital security depends solely upon Wells Fargo’s making the related payments on the junior subordinated debentures when due. If Wells Fargo defaults on its obligation to pay the principal of or interest on the junior subordinated debentures, the Trust will not have sufficient funds to pay distributions on, or the $25 liquidation amount per security of, the capital securities.

In that case, you will not be able to rely upon the guarantee for payment of these amounts because the guarantee only applies if Wells Fargo makes the corresponding payment of principal of or interest on the junior subordinated debentures. Instead, you or the property trustee will have to bring a legal action against Wells Fargo to enforce the property trustee’s rights under the indenture relating to the junior subordinated debentures.

See “You May Not Be Able to Enforce Your Rights Against Wells Fargo Directly If An Event Of Default Occurs; You May Have To Rely On The Property Trustee To Enforce Your Rights” immediately below for more information on how to bring a legal action against Wells Fargo.

You May Not Be Able To Enforce Your Rights Against Wells Fargo Directly If An Event Of Default Occurs; You May Have To Rely On The Property Trustee To Enforce Your Rights

You will not always be able to directly enforce your rights against Wells Fargo if an event of default occurs.

If an event of default under the junior subordinated debentures occurs and is continuing, that event will also be an event of default under the capital securities. In that case, you may have to rely on the property trustee, as the holder of the junior subordinated debentures, to enforce your rights against Wells Fargo.

You may only bring a legal action against Wells Fargo directly if an event of default under the trust agreement occurs because of Wells Fargo’s failure to pay when due interest on or the principal of the junior subordinated debentures.

See “Description of Junior Subordinated Debentures—Events of Default and the Rights of Capital Securities Holders to Take Action Against Wells Fargo” on page S-32.

Distributions On The Capital Securities Could Be Deferred; You May Have To Include Interest In Your Taxable Income Before You Receive Cash

As long as Wells Fargo is not in default under the junior subordinated debentures, it may defer interest payments on the junior subordinated debentures one or more times. Each deferral period may last for up to 20 consecutive quarters, but not beyond the maturity date of the junior subordinated debentures. During a deferral period, the Trust would defer distributions on the capital securities in a corresponding amount.

If Wells Fargo defers interest payments on the junior subordinated debentures and the Trust defers distributions on the capital securities, you will have to accrue interest income as original issue discount for United States federal income tax purposes on your proportionate share of the deferred interest on the junior subordinated debentures held by the Trust. As a result, you would have to include that accrued interest in your gross income for United States federal income tax purposes before you actually receive any cash attributable to that income. You will also not receive the cash distribution related to any accrued and unpaid interest from the Trust if you sell the capital securities before the record date for any deferred distributions, even if you held the capital securities on the date that the payments would normally have been paid.

Wells Fargo has no current intention of exercising its right to defer payments of interest on the junior subordinated debentures. However, if Wells Fargo exercises this right, the market price of the capital securities may be adversely affected. If you sell your capital securities when distributions are being deferred, you may not receive the same return on investment as someone who continues to hold the capital securities. In addition, because of Wells Fargo’s right to defer interest payments, the market price of the capital securities may be more volatile than the market prices of other securities that are not subject to interest deferrals.

See “Description of Capital Securities—Deferral of Distributions” on page S-16, “Description of Junior Subordinated Debentures—Option to Extend Interest Payment Period” on page S-27, and “United States Federal Income Tax Consequences—US Holders—Interest Income and Original Issue Discount” and “—Sales of Capital Securities” on pages S-37 and S-39, respectively, for more information regarding the interest payment deferral option.

The Capital Securities May Be Redeemed Prior To Stated Maturity; You May Be Taxed On The Proceeds And You May Not Be Able To Reinvest The Proceeds At The Same Or A Higher Rate Of Return

If adverse changes in the tax laws, investment company laws or banking laws and regulations discussed on pages S-17 and S-18 occur and are continuing, Wells Fargo may redeem the junior subordinated debentures in whole, but not in part, within 90 days following the occurrence of the event, subject to any required prior approval from the Federal Reserve. See “Recent Accounting Changes Could Give Rise To A Future Capital Treatment Event That Would Entitle Wells Fargo To Redeem The Junior Subordinated Debentures, Which Would Result In A Mandatory Redemption Of The Capital Securities” immediately below for more information on possible changes in banking laws and regulations. Wells Fargo may also redeem the junior subordinated debentures at its option in whole or in part on one or more occasions at any time on or after July 28, 2008, subject to any required prior approval from the Federal Reserve.

If the junior subordinated debentures are redeemed, the capital securities will be redeemed at a redemption price equal to the $25 per capital security liquidation amount plus accumulated but unpaid distributions to the redemption date. Under current United States federal income tax law, the redemption of the capital securities would be a taxable event to you.

In addition, you may not be able to reinvest the money you receive upon redemption at a rate that is equal to or higher than the rate of return you receive on the capital securities.

See “Description of Junior Subordinated Debentures—Redemption” on page S-28 and “Description of Capital Securities— Redemption” on page S-16 and “—Liquidation Distribution Upon Dissolution” on page S-19 for more information on redemption of the junior subordinated debentures.

Recent Accounting Changes Could Give Rise To A Future Capital Treatment Event That Would Entitle Wells Fargo To Redeem The Junior Subordinated Debentures, Which Would Result In A Mandatory Redemption Of The Capital Securities

In January 2003, the Financial Accounting Standards Board (the “FASB”) issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”), that addresses the consolidation rules to be applied to “variable interest entities” as defined in FIN 46. FIN 46, which applies to certain variable interest entities as of February 1, 2003 and to all variable interest entities as of July 1, 2003, provides that variable interest entities should not be treated as consolidated subsidiaries. The Trust may constitute a variable interest entity. Historically, issuer trusts that issued trust preferred securities have been consolidated by their parent companies. In addition, trust preferred securities have been treated as eligible for Tier 1 capital treatment by bank holding companies under Federal Reserve rules and regulations relating to minority interests in equity accounts of consolidated subsidiaries. Accordingly, Wells Fargo has consolidated its existing issuer trusts in preparing its consolidated financial statements in the past, and such issuer trusts’ outstanding trust preferred securities have been treated as Tier 1 capital by Wells Fargo.

If the accounting profession were to conclude that issuer trusts would no longer be permitted to be consolidated under FIN 46, beginning in the third quarter of 2003, Wells Fargo would no longer consolidate the issuer trusts in preparing its financial statements in accordance with generally accepted accounting principles, and would make certain adjustments to its financial statements to reflect the deconsolidation. Moreover, such deconsolidation could result in a change to the regulatory capital treatment of trust preferred securities issued by Wells Fargo and other U.S. bank holding companies. Specifically, it is possible that since issuer trusts would no longer be consolidated by Wells Fargo, the trust preferred securities issued by such issuer trusts would not be considered a minority interest in equity accounts of a consolidated subsidiary and therefore not be accorded Tier 1 capital treatment by the Federal Reserve. Although the Federal Reserve has indicated in supervisory letter SR 03-13, dated July 2, 2003 (the “Supervisory Letter”), that trust preferred securities will be treated as Tier 1 capital until notice is given to the contrary, the Supervisory Letter also indicates that the Federal Reserve will review the regulatory implications of any accounting treatment changes and will provide further guidance if necessary or warranted. If Tier 1 capital treatment were disallowed, Wells Fargo would be able to redeem the junior subordinated debentures, thereby causing a mandatory redemption of capital securities pursuant to the special “capital treatment event” redemption described immediately above and, in more detail, elsewhere is this prospectus supplement. See “Description of Capital Securities—Redemption” on page S-16.

The Trust May Distribute The Junior Subordinated Debentures To The Holders Of The Capital Securities And The Junior Subordinated Debentures May Trade At A Price That Is Lower Than The Price You Paid For The Capital Securities

If Wells Fargo terminates the Trust before the stated maturity of the junior subordinated debentures, the property trustee may distribute the junior subordinated debentures to the holders of the capital securities and the common securities in liquidation of the Trust after satisfaction of liabilities to creditors.

No one can accurately predict the market prices for the junior subordinated debentures that may be distributed. Accordingly, the junior subordinated debentures that you receive upon a distribution, or the capital securities you hold pending the distribution, may trade at a lower price than what you paid to purchase the capital securities.

Although Wells Fargo has agreed to use its commercially reasonable efforts to list the junior subordinated debentures on the New York Stock Exchange or any other exchange on which the capital securities are then listed, Wells Fargo cannot assure you that the New York Stock Exchange will approve the junior subordinated debentures for listing or that a trading market will exist for the junior subordinated debentures.

Under current United States federal income tax law, the distribution of junior subordinated debentures upon the termination of the Trust would generally not be taxable to you. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of the liquidation, the distribution of the junior subordinated debentures would be taxable to you.

See “Description of the Capital Securities—Liquidation Distribution Upon Dissolution” on page S-19 for more information.

If You Sell Your Capital Securities Between Record Dates For Distribution Payments, You Will Have To Include Accrued But Unpaid Distributions In Your Taxable Income

The capital securities may trade at prices that do not fully reflect the value of accrued but unpaid interest on the underlying junior subordinated debentures.

If you dispose of your capital securities before the record date for a distribution payment, you will have to treat a portion of your proceeds from the disposition as ordinary income for United States federal income tax purposes in an amount equal to the accrued but unpaid interest on your proportionate share of the junior subordinated debentures through the date of your disposition.

Upon the sale of your capital securities you will recognize a capital loss if the amount you receive is less than your adjusted tax basis in the capital securities. The amount you receive for your capital securities may not fully reflect the value of any accrued but unpaid interest at the time of the sale while your adjusted tax basis will include any accrued but unpaid interest. Normally, you may not apply capital losses to offset ordinary income for United States federal income tax purposes.

See “United States Federal Income Tax Consequences—US Holders—Sales of Capital Securities” on page S-39 for more information.

Wells Fargo Generally Will Control The Trust Because Your Voting Rights Are Very Limited; Your Interests May Not Be The Same As Wells Fargo’s Interests

You will have limited voting rights. For example, you may not elect or remove the property trustee or the Delaware trustee, except for cause or when there is a default under the junior subordinated debentures. In general, only Wells Fargo, as the sole holder of the common securities of the Trust, can replace or remove any of the trustees of the Trust.

Wells Fargo and the administrative trustees of the Trust, who are officers of Wells Fargo or its subsidiaries, may amend the trust agreement without the consent of holders of capital securities as described under “Description of the Trust Preferred Securities—Voting Rights; Amendment of the Trust Agreement” on page 32 of the accompanying prospectus.

An Active Trading Market For The Capital Securities May Not Develop

The capital securities constitute a new issue of securities with no established trading market. The capital securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, and trading of the capital securities on the New York Stock Exchange is expected to begin within a 30-day period after the date of this prospectus supplement. Listing of the capital securities on the New York Stock Exchange does not guarantee that a trading market for the capital securities will develop or, if a trading market for the capital securities does develop, the depth of that market or the ability of holders to sell their capital securities easily.

WELLS FARGO CAPITAL VIII

The Trust is a statutory business trust formed under Delaware law by:

•	the execution of a declaration of trust and trust agreement by Wells Fargo, as depositor, and certain of the trustees of the Trust, and

•	the filing of a certificate of trust with the Secretary of State of the State of Delaware.

The capital securities offered hereby will constitute all of the capital securities of the Trust. Wells Fargo, or one of its affiliates, will acquire all of the common securities of the Trust, which will have an aggregate liquidation amount equal to at least 3% of the total capital of the Trust.

Wells Fargo has agreed to pay all fees and expenses related to the Trust and the offering of the common securities and the capital securities.

ACCOUNTING TREATMENT; REGULATORY CAPITAL

As discussed above under “Risk Factors—Recent Accounting Changes Could Give Rise To A Future Capital Treatment Event That Would Enable Wells Fargo To Redeem The Junior Subordinated Debentures, Which Would Result In A Mandatory Redemption Of The Capital Securities,” FIN 46, which applies to certain variable interest entities after February 1, 2003 and to all variable interest entities after July 1, 2003, provides that variable interest entities should not be treated as consolidated subsidiaries. Issuer trusts may constitute variable interest entities. Historically, issuer trusts that issued trust preferred securities have been consolidated by their parent companies and the accounts of such issuer trusts have been included in the consolidated financial statements of such parent companies. Accordingly, Wells Fargo has included trust preferred securities in its consolidated balance sheet, and has included appropriate disclosures about such trust preferred securities and the corresponding guarantees and junior subordinated debentures in the notes to its consolidated financial statements. For financial reporting purposes, Wells Fargo has recorded distributions on such trust preferred securities in its consolidated statements of income. In addition, trust preferred securities have been treated as eligible for Tier 1 capital treatment by bank holding companies under Federal Reserve rules and regulations relating to minority interests in equity accounts of consolidated subsidiaries. Accordingly, the outstanding trust preferred securities of Wells Fargo’s issuer trusts have been treated as Tier 1 capital by Wells Fargo.

If the accounting profession were to conclude that issuer trusts would no longer be permitted to be consolidated under FIN 46, beginning in the third quarter of 2003, Wells Fargo would no longer consolidate the issuer trusts in preparing its financial statements in accordance with generally accepted accounting principles, and would make certain adjustments to its financial statements to reflect the deconsolidation. Specifically, Wells Fargo would record its junior subordinated debentures issued to the issuer trusts as liabilities, and would record offsetting assets for the cash and common securities received from such issuer trusts in its consolidated balance sheet. For financial reporting purposes, Wells Fargo would record interest expense on the corresponding junior subordinated debentures in its consolidated statements of income. Wells Fargo does not believe that such adjustments would have a material effect on its financial condition or results of operations as presented in its consolidated financial statements.

Moreover, such deconsolidation could result in a change to the regulatory capital treatment of trust preferred securities issued by Wells Fargo and other U.S. bank holding companies. Specifically, it is possible that since the issuer trusts would no longer be consolidated by Wells Fargo, the trust preferred securities issued by such issuer trusts would not be considered a minority interest in equity accounts of a consolidated subsidiary and therefore not be accorded Tier 1 capital treatment by the Federal Reserve. Although the Federal Reserve has indicated in the Supervisory Letter that trust preferred securities will be treated as Tier 1 capital until notice is given to the contrary, the Supervisory Letter also indicates that the Federal Reserve will review the regulatory implications of any accounting treatment changes and will provide further guidance if necessary or warranted. If Tier 1 capital treatment were disallowed, there would be a reduction in Wells Fargo’s consolidated capital ratios. However, Wells Fargo believes that it would remain “well capitalized” under existing Federal Reserve guidelines.

As of June 30, 2003, approximately $3.4 billion in trust preferred securities were outstanding that Wells Fargo treated as Tier 1 capital for bank regulatory purposes. If all of such outstanding trust preferred securities were not treated as Tier 1 capital at that time, Wells Fargo’s Tier 1 capital ratio would have declined from 7.93% to 6.79%, its risk adjusted total capital ratio would have declined from 11.43% to 10.29%, and its leverage ratio would have declined from 6.59% to 5.66%, using preliminary figures reported as of June 30, 2003. These reduced capital ratios would continue to meet the applicable Federal Reserve requirements for “well capitalized” status. Wells Fargo believes it is reasonably possible that it could be a significant or majority variable interest holder in certain transactions including variable interest entities in addition to the issuer trusts. However, the aggregate amount of assets with respect to these transactions is not material and would therefore not have a material impact on such adjusted capital ratios.

DESCRIPTION OF CAPITAL SECURITIES

The capital securities are “trust preferred securities” as described in the accompanying prospectus. The following, together with “Description of Trust Preferred Securities” on page 23 of the accompanying prospectus, is a description of the material terms of the capital securities. If the description of the capital securities set forth in this prospectus supplement differs in any way from the description set forth in the accompanying prospectus, you should rely on the description set forth in this prospectus supplement. You should also read the amended and restated declaration of trust and trust agreement, to be dated as of July 28, 2003 (the “trust agreement”), the Delaware Statutory Trust Act and the Trust Indenture Act. The form of the trust agreement is on file at the SEC as an exhibit to the registration statement pertaining to this prospectus supplement.

The Trust will issue the capital securities under the terms of the trust agreement. The trust agreement is qualified under the Trust Indenture Act. Bank One Trust Company, N.A. will act as the property trustee for purposes of complying with the Trust Indenture Act. The terms of the capital securities will include those stated in the trust agreement and the Delaware Statutory Trust Act and those made part of the trust agreement by the Trust Indenture Act.

General

The capital securities will be limited to $200,000,000 aggregate liquidation amount outstanding (plus up to $30,000,000 aggregate liquidation amount issuable upon exercise of the underwriters’ overallotment option). The capital securities will rank equal to, and payments will be made on the capital securities on a proportional basis with, the common securities. However, the capital securities will rank prior to the common securities as to payment if and so long as Wells Fargo fails to make principal or interest payments under the junior subordinated debentures when due as described under “Description of Trust Preferred Securities—Ranking of Common Securities” on page 28 of the accompanying prospectus. The trust agreement does not permit the Trust to issue any securities other than the common securities and the capital securities or to incur any indebtedness.

Wells Fargo will register the junior subordinated debentures in the name of Wells Fargo Capital VIII. The property trustee will hold the junior subordinated debentures in trust for the benefit of the holders of the capital securities and the common securities.

Distributions

Distributions on the capital securities will be fixed at an annual rate of 5.625% of the stated liquidation amount of $25 per capital security, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing November 1, 2003. If the Trust is terminated and its assets distributed, for each capital security you own, you are entitled to receive a like amount of junior subordinated debentures or the liquidation amount of $25 plus accumulated but unpaid distributions from the assets of the Trust available for distribution, after it has paid liabilities owed to its creditors, subject to the rights of the holders of the common securities to receive a pro rata distribution. Distributions to which holders of the capital securities are entitled and that are past due will accumulate additional distributions, as permitted by applicable law, at an annual rate of 5.625% of the unpaid distributions, compounded quarterly. The term “distribution” includes any additional distributions payable unless otherwise stated.

The amount of distributions payable for any period less than a full distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in that period. The amount of distributions payable for any full distribution period will be computed by dividing the rate per annum by four.

Distributions on the capital securities:

•	will be cumulative;

•	will accumulate from July 28, 2003, the date of initial issuance of the capital securities; and

•	will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing November 1, 2003 and will be payable to the holder of record, as described below.

Funds available for distribution will be limited to payments received from Wells Fargo on the junior subordinated debentures.

Payment of Distributions

The Trust will pay distributions on the capital securities to DTC, which will credit the relevant accounts at DTC on the applicable payment dates, or if the securities certificate for the capital securities is not then held by or on behalf of DTC, the Trust will make the payments by check mailed to the addresses of the holders as such addresses appear on the books and records of the Trust on the relevant record dates. However, a holder of $1 million or more in aggregate liquidation amount of capital securities may receive distribution payments, other than distributions payable at maturity, by wire transfer of immediately available funds upon written request to the Trust not later than 15 calendar days prior to the date on which the distribution is payable. The record dates will be the 15th calendar day, whether or not a business day, before the relevant payment date.

The Trust will pay distributions through the property trustee. The property trustee will hold amounts received from the junior subordinated debentures in the payment account for the benefit of the holders of the capital securities and the common securities.

If a distribution is payable on a day that is not a business day, then that distribution will be paid on the next day that is a business day, and without any interest or other payment for any delay with the same force and effect as if made on the payment date.

A business day is a day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York, Minneapolis, Minnesota or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

Deferral of Distributions

As long as there is no event of default under the junior subordinated debentures, Wells Fargo has the right to defer payments of interest on the junior subordinated debentures at any time and from time to time by extending the interest payment period for a period (an “extension period”) of up to 20 consecutive quarters, but not beyond the maturity of the junior subordinated debentures.

As a consequence, during an extension period, the Trust will defer payment of the quarterly distributions on the capital securities. The accumulated but unpaid distributions will continue to accumulate additional distributions, as permitted by applicable law, at an annual rate of 5.625%, compounded quarterly, during the extension period.

While Wells Fargo defers interest payments on the junior subordinated debentures, it will be restricted from:

•	declaring or paying any dividends or distributions on, or redeeming, purchasing, acquiring or making a liquidation payment on, any shares of its capital stock; and

•	making payments on or repaying, repurchasing or redeeming any of its debt securities that rank equal or junior to the junior subordinated debentures.

See “Description of Junior Subordinated Debentures—Option to Extend Interest Payment Period” and “—Restrictions on Certain Payments; Certain Covenants of Wells Fargo” on pages S-27 and S-29, respectively, for more information regarding these restrictions and the applicable exceptions.

If the Trust defers distributions, the deferred distributions, including accumulated additional distributions, will be paid on the distribution payment date following the last day of the extension period to the holders on the record date for that distribution payment date. Upon termination of an extension period and payment of all amounts due on the capital securities, Wells Fargo may elect to begin a new extension period, subject to the above conditions.

Wells Fargo has no current intention of deferring payments of interest by extending the interest payment period on the junior subordinated debentures.

Redemption

When Wells Fargo repays or redeems the junior subordinated debentures, whether at stated maturity or upon earlier redemption, the property trustee will apply the proceeds from the repayment or redemption to redeem capital securities and common securities having an aggregate liquidation amount equal to that portion of the principal amount of junior subordinated debentures being repaid or redeemed. The redemption price per security will equal the $25 liquidation amount, plus accumulated but unpaid distributions to the redemption date.

If less than all of the junior subordinated debentures are to be repaid or redeemed, then the aggregate liquidation amount of the capital securities and the common securities to be redeemed will be allocated approximately 3% to the common securities and 97% to the capital securities, except in the case of an event of default as a result of any failure by Wells Fargo to make any principal or interest payments under the junior subordinated debentures when due. See “Description of Trust Preferred Securities—Ranking of Common Securities” on page 28 of the accompanying prospectus.

Wells Fargo will have the right, subject to any required prior approval of the Federal Reserve, to redeem the junior subordinated debentures:

•	on or after July 28, 2008, in whole or in part, on one or more occasions, at any time; and

•	in whole, but not in part, at any time within 90 days following the occurrence and continuation of a tax event, an investment company event or a capital treatment event, each as defined below.

A redemption of the junior subordinated debentures will cause a mandatory redemption of the capital securities and the common securities. See “Description of Junior Subordinated Debentures—Redemption” on page S-28.

“Tax event” means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that as a result of:

•	any amendment to, or change, including any announced prospective change, in the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority affecting taxation which is effective on or after the date of this prospectus supplement; or

•	any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations which is announced on or after the date of this prospectus supplement;

there is more than an insubstantial risk that:

(1)	the Trust is, or will be within 90 days of the delivery of the opinion of counsel, subject to United States federal income tax with respect to income received or accrued on the junior subordinated debentures;

(2)	interest payable by Wells Fargo to the Trust on the junior subordinated debentures is not, or will not be within 90 days of the delivery of the opinion of counsel, deductible by Wells Fargo, in whole or in part, for United States federal income tax purposes; or

(3)	the Trust is, or will be within 90 days of the delivery of the opinion of counsel, subject to more than a de minimis amount of taxes, duties or other governmental charges.

If a tax event has occurred and is continuing and the Trust is the holder of all the junior subordinated debentures, Wells Fargo will pay any additional sums required so that distributions on the capital securities will not be reduced by any additional taxes (other than withholding taxes), duties or other governmental charges payable by the Trust as a result of the tax event. See “Description of Junior Subordinated Debentures—Additional Sums” on page S-28.

“Investment company event” means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of this prospectus supplement.

“Capital treatment event” means the reasonable determination of Wells Fargo that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of this prospectus supplement, there is more than an insubstantial risk that Wells Fargo will not be entitled to treat an amount equal to the liquidation amount of the capital securities as Tier 1 capital, or the then-equivalent thereof, for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to Wells Fargo.

A capital treatment event would include a change in the regulatory capital treatment of the capital securities as a result of the recent accounting changes affecting the criteria for consolidation of variable interest entities such as the Trust under FIN 46. See “Accounting Treatment; Regulatory Capital.’’

Redemption Procedures

The Trust may redeem capital securities only in an amount equal to the funds it has on hand and legally available to pay the redemption price.

The property trustee will mail written notice of the redemption of the capital securities to the registered holders at least 30 but not more than 60 days before the date fixed for redemption. If the Trust gives a notice of redemption, then, by 12:00 noon, New York City time, on the date of redemption, if the funds are available for payment, the property trustee will, for capital securities held in book-entry form:

•	irrevocably deposit with DTC funds sufficient to pay the applicable redemption price; and

•	give DTC irrevocable instructions and authority to pay the redemption price to the holders of the capital securities.

With respect to the capital securities not held in book-entry form, if funds are available for payment, the property trustee will:

•	irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price; and

•	give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of capital securities upon surrender of their certificates evidencing the capital securities.

Notwithstanding the above, distributions payable on or prior to the date of redemption for any capital securities called for redemption will be payable to the holders of the capital securities on the relevant record dates.

Once notice of redemption is given and funds are deposited, then all rights of the holders of the capital securities called for redemption will terminate, except the right to receive the redemption price, but without any interest or other payment for any delay in receiving it. If notice of redemption is given and funds deposited as required, the capital securities then will cease to be outstanding.

If any date fixed for redemption is not a business day, then payment of the redemption price will be made on the next day that is a business day, without any interest or other payment for the delay.

If payment of the redemption price for the capital securities called for redemption is improperly withheld or refused and not paid either by the Trust or by Wells Fargo under the guarantee, then distributions on those capital securities will continue to accumulate at the then-applicable rate, from the date of redemption to the date of actual payment. In this case, the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to the above and applicable law, including United States federal securities laws, Wells Fargo or its affiliates may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement, and may resell capital securities.

If less than all the capital securities and common securities are redeemed, then the aggregate liquidation amount of the capital securities and the common securities to be redeemed normally will be allocated approximately 3% to the common securities and 97% to the capital securities. However, if an event of default has occurred as a result of any failure by Wells Fargo to make any principal or interest payments under the junior subordinated debentures when due, holders of the capital securities will be paid in full before any payments are made to holders of the common securities. See “Description of Trust Preferred Securities—Ranking of Common Securities” on page 28 of the accompanying prospectus for a more complete discussion. The property trustee will select the particular capital securities to be redeemed on the pro rata basis described above not more than 60 days before the date of redemption by any method the property trustee deems fair and appropriate or, if the capital securities are then held in book-entry form, in accordance with DTC’s customary procedures.

Liquidation Distribution Upon Dissolution

The amount payable on the capital securities in the event of any liquidation of the Trust is the liquidation amount of $25 per capital security plus accumulated but unpaid distributions, subject to certain exceptions, which may be paid in the form of a distribution of junior subordinated debentures.

Wells Fargo can at any time dissolve the Trust. If the Trust dissolves and it has paid the liabilities owed to its creditors, the junior subordinated debentures may be distributed to the holders of the capital securities and common securities.

The trust agreement states that the Trust will dissolve automatically on August 1, 2034 or earlier upon:

(1)	the bankruptcy, dissolution or liquidation of Wells Fargo;

(2)	the distribution of junior subordinated debentures having a principal amount equal to the liquidation amount of the capital securities and the common securities of the holders to whom the junior subordinated debentures are distributed, if Wells Fargo has given written direction to the property trustee to dissolve the Trust, which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of Wells Fargo;

(3)	the redemption of all the capital securities in connection with the redemption of all the junior subordinated debentures or the stated maturity of the junior subordinated debentures; and

(4)	the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

If the Trust dissolves as described in clauses (1), (2) or (4) in the preceeding paragraph, after the Trust pays all amounts owed to creditors, holders of the capital securities and the common securities will be entitled to receive:

•	junior subordinated debentures having a principal amount equal to the liquidation amount of the capital securities and the common securities of the holders; or, if this is not practical,

•	a cash amount equal to, in the case of holders of capital securities, the aggregate liquidation amount plus accumulated but unpaid distributions to the date of payment.

If the Trust cannot pay the full amount due on the capital securities and the common securities because it has insufficient assets for payment, then the amounts the Trust owes on the capital securities will be proportionately allocated. The holders of the common securities will be entitled to receive distributions upon any liquidation on a pro rata basis with the holders of the capital securities, except that if an event of default under the junior subordinated debentures has occurred and is continuing as a result of any failure by Wells Fargo to make any principal or interest payments in respect of the junior subordinated debentures when due, the Trust will pay the total amounts due on the capital securities before making any distribution on the common securities. See “Description of Trust Preferred Securities—Ranking of Common Securities” on page 28 of the accompanying prospectus.

After the liquidation date is fixed for any distribution of junior subordinated debentures, upon dissolution of the Trust:

•	the capital securities and the common securities will no longer be deemed to be outstanding;

•	DTC or its nominee, as the registered holder of capital securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon distribution with respect to capital securities held by DTC or its nominee; and

•	any certificates representing capital securities will be deemed to represent the junior subordinated debentures having an aggregate principal amount equal to the liquidation amount of the capital securities, and bearing accrued but unpaid interest equal to accumulated but unpaid distributions on the capital securities, until the holder of those certificates presents them to the security registrar for the capital securities for transfer or reissuance.

The Trust cannot assure you as to the market prices of the capital securities or the corresponding junior subordinated debentures that may be distributed in exchange for capital securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the capital securities that you may purchase, or the corresponding junior subordinated debentures that you may receive on dissolution or liquidation of the Trust, may trade at a discount to the price that you paid to purchase the capital securities.

Concerning the Property Trustee

From time to time, Wells Fargo and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions, including lending transactions, with the property trustee in the ordinary course of business. The property trustee is an affiliate of one of the underwriters.

The Capital Securities Will Initially Be Issued in Book-Entry Form and Held Through DTC

The Trust and Wells Fargo have obtained the information in this section concerning DTC, Clearstream, Euroclear and the book-entry system and procedures from sources that the Trust and Wells Fargo believe to be reliable, but the Trust and Wells Fargo take no responsibility for the accuracy of this information.

The capital securities will be issued as fully registered global securities certificates which will be deposited with, or on behalf of, DTC, and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities certificates will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may elect to hold their interests in the global securities certificates through either DTC (in the United States) or (in Europe) through Clearstream Banking S.A., formerly Cedelbank (“Clearstream”), or through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”). Investors may hold their interests in the global securities certificates directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Citibank and JPMorgan Chase Bank are referred to in these capacities as the “U.S. Depositaries.” Beneficial interests in the global securities certificates will be held in denominations of $25 and integral multiples of $25. Except as set forth below, the global securities certificates may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. The Trust will not issue certificates to you for the capital securities that you purchase, unless DTC’s services are discontinued as described below. Accordingly, you must rely on the procedures of DTC and its participants to exercise any rights under the capital securities. So long as DTC or its nominee is the registered owner of a global securities certificate, DTC or its nominee will be considered the sole owner and holder of the capital securities represented by that global securities certificate for all purposes of the capital securities.

DTC

DTC has provided the Trust and Wells Fargo with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934 (the “Exchange Act”). DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase capital securities within the DTC system, the purchase must be made by or through a Direct Participant. The Direct Participant will receive a credit for the capital securities on DTC’s records. You, as the actual owner of the capital securities, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts capital securities are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the capital securities should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of the capital securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificate representing the capital securities. Book-entry capital securities may be more difficult to pledge because of the lack of a physical certificate.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The Trust and Wells Fargo understand that, under DTC’s existing practices, if the Trust or Wells Fargo requests any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under the trust agreement or the junior subordinated debentures, DTC would authorize the Direct Participants holding the relevant beneficial interests to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

The property trustee, on behalf of the Trust, will send redemption notices to Cede & Co. If less than all of the capital securities are being redeemed, DTC will reduce each Direct Participant’s holdings of capital securities in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to capital securities. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the capital securities are credited on the record date, which are identified in a listing attached to the omnibus proxy.

The property trustee, on behalf of the Trust, will make distributions on the capital securities directly, or indirectly through a paying agent, to DTC. DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date. The underwriters will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their capital securities since distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account.

Payments by Direct and Indirect Participants to beneficial owners such as you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, Wells Fargo, the Trust, the trustees, the paying agent or any other agent of Wells Fargo or the Trust.

Accordingly, Wells Fargo, the Trust, the trustees and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in capital securities represented by a global securites certificate;

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC may discontinue providing its services as securities depositary with respect to the capital securities at any time by giving reasonable notice to the Trust. Additionally, the Trust may decide to discontinue the book-entry only system of transfers with respect to the capital securities. In that event, the Trust will print and deliver certificates for the capital securities. If DTC notifies the Trust that it is unwilling to continue as securities depositary, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by the Trust within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, the Trust will issue the capital securities in definitive form, at its expense, upon registration of transfer of, or in exchange for, such global security. If an event of default under the trust agreement has occurred and is continuing, the Trust is required to print and deliver certificates for the capital securities. Any certificates delivered by the Trust will be registered in the names of the owners of the beneficial interests in the global securites certificates as directed by DTC.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised the Trust and Wells Fargo that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to capital securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear has advised the Trust and Wells Fargo that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”) under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to capital securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear has further advised the Trust and Wells Fargo that investors that acquire, hold and transfer interests in the capital securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities certificates.

Global Clearance and Settlement Procedures

Initial settlement for the capital securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving capital securities through DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time zone differences, credits of capital securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such capital securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of capital securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of capital securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither the Trust, Wells Fargo nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

The junior subordinated debentures are a series of junior subordinated debt securities as described in the accompanying prospectus. The following, together with the description applicable to junior subordinated debt securities under “Description of Junior Subordinated Debt Securities” on page 8 in the accompanying prospectus, describes material terms of the junior subordinated debentures. If the description of the junior subordinated debentures set forth in this prospectus supplement differs in any way from the description set forth in the accompanying prospectus, you should rely on the description set forth in this prospectus supplement. You should also read the junior subordinated indenture, dated as of August 29, 2001, between Wells Fargo and Bank One Trust Company, N.A., as indenture trustee, which is a junior subordinated indenture as described in the accompanying prospectus, and the Trust Indenture Act. The junior subordinated indenture is on file at the SEC as an exhibit to the Current Report on Form 8-K dated August 29, 2001.

Under circumstances involving the dissolution of the Trust, the Trust may distribute the junior subordinated debentures to the holders of the capital securities and the common securities in liquidation of the Trust. See “Description of Capital Securities—Liquidation Distribution Upon Dissolution” on page S-19. If the junior subordinated debentures are distributed to the holders of capital securities, Wells Fargo will use its commercially reasonable efforts to have the junior subordinated debentures listed on the New York Stock Exchange or with another organization on which the capital securities are then listed.

General

The junior subordinated debentures are unsecured, junior subordinated obligations of Wells Fargo. The junior subordinated debentures will be limited in aggregate principal amount to $206,185,575 (plus up to $30,927,850 aggregate principal amount issuable upon exercise of the underwriters’ overallotment option). The amount will be limited to the sum of:

•	the aggregate stated liquidation amount of the capital securities; and

•	the amount of capital contributed by Wells Fargo in exchange for the common securities.

The junior subordinated debentures will rank junior to the Senior Debt, as defined in the accompanying prospectus, of Wells Fargo, including the subordinated debt of Wells Fargo. For information on the subordination of the junior subordinated debentures, see “Description of Junior Subordinated Debt Securities—Subordination” on page 20 of the accompanying prospectus.

The entire principal amount of the junior subordinated debentures will become due and payable, with any accrued and unpaid interest thereon, on August 1, 2033. There is no sinking fund for the junior subordinated debentures.

The provisions of the junior subordinated indenture described in the accompanying prospectus relating to discharge, defeasance and covenant defeasance will not apply to the junior subordinated debentures. See “Description of Junior Subordinated Debt Securities—Defeasance and Discharge” on page 18 of the accompanying prospectus.

Wells Fargo will not pay any additional amounts on the junior subordinated debentures to compensate any holder or beneficial owner for any United States tax withheld from payments of principal or interest on the junior subordinated debentures.

Interest

The junior subordinated debentures will bear interest at an annual rate of 5.625%, from and including July 28, 2003 until the principal becomes due and payable. Interest is payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, beginning November 1, 2003. Interest payments not paid when due will accrue, as permitted by applicable law, additional interest, compounded quarterly, at the annual rate of 5.625%. Wells Fargo will pay interest on the junior subordinated debentures to the holders of record on the relevant record date. The record date will be 15 calendar days, whether or not a business day, before the relevant payment dates.

The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in that period. The amount of interest payable for any full interest period will be computed by dividing the annual rate by four.

If any date on which interest is payable on the junior subordinated debentures is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the date that payment was originally payable. Accrued interest that is not paid when due will bear additional interest at the rate per annum of 5.625%, compounded quarterly, and computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the annual rate by four. The term “interest” as used in this prospectus supplement and the accompanying prospectus includes quarterly interest payments, interest on quarterly interest payments not paid when due, compounded interest and additional sums, as applicable.

The interest payment provisions for the junior subordinated debentures correspond to the distribution provisions for the capital securities. See “Description of Capital Securities—Payment of Distributions” on page S-15.

Option to Extend Interest Payment Period

As long as Wells Fargo is not in default under the junior subordinated debentures, Wells Fargo has the right, at any time and from time to time, to defer payments of interest for a period (an “extension period”), of up to 20 consecutive quarters, but not beyond the maturity date of the junior subordinated debentures. During an extension period, interest will continue to accrue and holders of junior subordinated debentures, or holders of capital securities while outstanding, will be required to accrue interest income for United States federal income tax purposes. See “United States Federal Income Tax Consequences—US Holders—Interest Income and Original Issue Discount” on page S-37 for further information on United States federal income tax consequences. On the interest payment date following the last day of any extension period, Wells Fargo will pay all interest then accrued and unpaid, together with additional interest on the accrued and unpaid interest as permitted by law (“compounded interest”), compounded quarterly, at the annual rate of 5.625% plus any additional sums, as described on page S-27 below.

During an extension period, Wells Fargo is subject to restrictions, as described below on page S-29 under “—Restrictions on Certain Payments; Certain Covenants of Wells Fargo.”

Before termination of any extension period, Wells Fargo may further extend the payments of interest. However, no extension period, including all previous and further extensions, may exceed 20 consecutive quarters or extend beyond the maturity of the junior subordinated debentures. If any junior subordinated debentures are called for redemption before the end of an extension period, the extension period will end on that redemption date or an earlier date as determined by Wells Fargo. After the termination of any extension period and the payment of all amounts due, Wells Fargo may begin a new extension period, as described above. There is no limitation on the number of times Wells Fargo may elect to begin an extension period. Interest will not be payable during an extension period, only at the end of the extension period. Wells Fargo may, however, prepay, on any interest payment date, at any time all or any portion of the interest accrued during an extension period.

If the property trustee is the sole holder of the junior subordinated debentures, Wells Fargo will give the property trustee and the Delaware trustee written notice of its election of an extension period at least one business day before the earlier of:

•	the next succeeding date on which the distributions on the capital securities are payable; and

•	the date the property trustee is required to give notice to holders of the capital securities of the record or payment date for the related distribution.

The property trustee will give notice of Wells Fargo’s election of an extension period to the holders of the capital securities.

If the property trustee is not the sole holder, or is not itself the holder, of the junior subordinated debentures, Wells Fargo will give the holders of the junior subordinated debentures and the indenture trustee written notice of its election of an extension period at least one business day before the next interest payment date.

Wells Fargo has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the junior subordinated debentures.

Additional Sums

If, at any time while the property trustee is the holder of the junior subordinated debentures, the Trust is required to pay any additional taxes (other than withholding taxes), duties or other governmental charges as a result of a tax event, Wells Fargo will pay as additional interest on the junior subordinated debentures any additional amounts (“additional sums”) that are required so that the distributions paid by the Trust will not be reduced as a result of any of those taxes, duties or governmental charges.

Redemption

Wells Fargo has the right, subject to any required prior approval from the Federal Reserve, to redeem the junior subordinated debentures:

•	on or after July 28, 2008, in whole or in part, on one or more occasions, at any time; or

•	in whole, but not in part, at any time within 90 days following the occurrence and continuation of a tax event, an investment company event or a capital treatment event (the “90-day period”), as described under “Description of Capital Securities—Redemption” on page S-16.

In any case, the redemption price will equal 100% of the principal amount to be redeemed, plus any accrued and unpaid interest, including any compounded interest and any additional sums, if any, to the date of redemption.

Restrictions on Certain Payments; Certain Covenants of Wells Fargo

Wells Fargo will not:

•	declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of its capital stock; or

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem debt securities of Wells Fargo that rank equal or junior to the junior subordinated debentures,

if at such time:

•	there has occurred any event (a) of which Wells Fargo has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute an event of default under the junior subordinated debentures resulting from a failure to make principal or interest payments on the junior subordinated debentures or from certain events in bankruptcy, insolvency or reorganization of Wells Fargo, and (b) that Wells Fargo has not taken reasonable steps to cure;

•	the junior subordinated debentures are held by the Trust and Wells Fargo is in default with respect to its payment of any obligations under the guarantee; or

•	Wells Fargo has given notice of its election of an extension period and has not rescinded this notice, or the extension period, or any extension thereof, is continuing.

The restrictions listed above do not apply to:

•	repurchases, redemptions or other acquisitions of shares of capital stock of Wells Fargo in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder stock purchase plan, or (3) the issuance of capital stock of Wells Fargo, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the extension period;

•	an exchange, redemption or conversion of any class or series of Wells Fargo’s capital stock, or any capital stock of a subsidiary of Wells Fargo, for any other class or series of Wells Fargo’s capital stock, or of any class or series of Wells Fargo’s indebtedness for any class or series of Wells Fargo’s capital stock;

•	the purchase of fractional interests in shares of Wells Fargo’s capital stock under the conversion or exchange provisions of the capital stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any stockholder’s rights plan, or the issuance of rights, stock or other property under any stockholder’s rights plan, or the redemption or repurchase of rights pursuant to the plan;

•	payments by Wells Fargo under the guarantee of the capital securities; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

In addition, as long as the Trust holds any of the junior subordinated debentures, Wells Fargo agrees:

•	to continue to hold, directly or indirectly, 100% of the common securities, provided that certain successors that are permitted under the junior subordinated indenture may succeed to Wells Fargo’s ownership of the common securities;

•	as holder of the common securities, not to voluntarily dissolve, windup or liquidate the Trust, other than (a) as part of the distribution of the junior subordinated debentures to the holders of the capital securities in accordance with the terms of the capital securities or (b) as part of a merger, consolidation or amalgamation which is permitted under the trust agreement; and

•	to use its reasonable efforts, consistent with the terms and provisions of the trust agreement, to cause the Trust to continue not to be taxable as a corporation for United States federal income tax purposes.

Registration, Denomination and Transfer

Wells Fargo will register the junior subordinated debentures in the name of the Trust. The property trustee will hold the junior subordinated debentures in trust for the benefit of the holders of the capital securities and the common securities. The junior subordinated debentures will be issued in denominations of $25 and integral multiples of $25.

If the junior subordinated debentures are distributed to holders of capital securities, it is anticipated that DTC will act as securities depositary for the junior subordinated debentures. For a description of DTC and the specific terms of the depositary arrangements, see “Description of Capital Securities—The Capital Securities Will Initially Be Issued in Book-Entry Form and Held Through DTC” on page S-21.

As of the date of this prospectus supplement, the description of DTC’s book-entry system and DTC’s practices as they relate to purchases of, transfers of, notices concerning and payments on the capital securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC.

A global security will be exchangeable for junior subordinated debentures registered in the names of persons other than DTC or its nominee only if:

•	DTC notifies Wells Fargo that it is unwilling or unable to continue as a depositary for the global security and no successor depositary has been appointed;

•	an event of default under the junior subordinated indenture has occurred and is continuing;

•	DTC ceases to be a clearing agency registered under the Exchange Act at a time DTC is required to be so registered to act as depositary, and no successor depositary has been appointed; or

•	Wells Fargo, in its sole discretion, determines that the global security shall be exchangeable for definitive certificates.

Any global security that is exchangeable as described above will be exchangeable for junior subordinated debentures registered in the names DTC directs. Wells Fargo expects that the instructions will be based upon directions received by DTC from its Direct Participants with respect to ownership of beneficial interests in the global security.

If the junior subordinated debentures are issued in certificated form, payments of principal and interest will be payable, the transfer of the junior subordinated debentures will be registrable, and junior subordinated debentures will be exchangeable for junior subordinated debentures of other authorized denominations of a like aggregate principal amount. However, payment of interest may be made at the option of Wells Fargo by check mailed to the address of the holder entitled to the payment. Upon written request to the paying agent not less than 15 calendar days prior to the date on which interest is payable, a holder of $1,000,000 or more in aggregate principal amount of junior subordinated debentures may receive payment of interest, other than payments of interest payable at maturity, by wire transfer of immediately available funds.

Junior subordinated debentures may be presented for registration of transfer, exchange, redemption or payment with an endorsed form of transfer, or a duly executed and satisfactory written instrument of transfer, at the security registrar’s office in Minneapolis, Minnesota or the office of any transfer agent selected by Wells Fargo without service charge and upon payment of any taxes and other governmental charges as described in the junior subordinated indenture. Wells Fargo has appointed Wells Fargo Bank Minnesota, N.A. as security registrar under the junior subordinated indenture. Wells Fargo may at any time designate additional transfer and paying agents with respect to the junior subordinated debentures.

In the event of any redemption, Wells Fargo and the indenture trustee will not be required to:

•	issue, register the transfer of or exchange junior subordinated debentures during a period beginning 15 calendar days before the first mailing of the notice of redemption; or

•	register the transfer of or exchange any junior subordinated debentures selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion not to be redeemed.

At the request of Wells Fargo, funds deposited with the indenture trustee or any paying agent held for Wells Fargo for the payment of principal, interest, and premium, if any, on any junior subordinated debenture which remain unclaimed for two years after the principal, interest, and premium, if any, has become payable will be repaid to Wells Fargo and the holder of the junior subordinated debenture will, as a general unsecured creditor, look only to Wells Fargo for payment thereof.

Modification of Indenture

For a description of the provisions for modifying the junior subordinated indenture and the junior subordinated debentures, see “Description of Junior Subordinated Debt Securities—Modification of the Junior Subordinated Indenture” on page 17 of the accompanying prospectus. In addition, if any of the capital securities are outstanding:

•	no modification may be made to the junior subordinated indenture that materially adversely affects the holders of the capital securities;

•	no termination of the junior subordinated indenture may occur; and

•	no waiver of any event of default under the junior subordinated debentures or compliance with any covenant under the junior subordinated indenture may be effective,

without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding capital securities unless and until the principal of and premium, if any, on the junior subordinated debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

In addition, if any of the capital securities are outstanding, all holders of the capital securities must consent if Wells Fargo wants to amend the junior subordinated indenture to:

•	remove the rights of holders of capital securities to institute a direct action (as defined below); or

•	modify a provision of the junior subordinated indenture that requires the consent of all the holders of the outstanding junior subordinated debentures.

So long as Wells Fargo complies with the terms of the junior subordinated debentures and the junior subordinated indenture, Wells Fargo may defer interest payable on the junior subordinated debentures, as described in this prospectus supplement, without the consent of the Trust or the holders of the capital securities.

Events of Default and the Rights of Capital Securities Holders to Take Action Against Wells Fargo

See “Description of Junior Subordinated Debt Securities—Events of Default, Waiver and Notice” on page 15 of the accompanying prospectus for a description of:

•	the events of default for the junior subordinated debentures; and

•	the actions that may be taken by the indenture trustee and the holders of junior subordinated debentures, including the Trust, following an event of default.

So long as the Trust holds the junior subordinated debentures, the property trustee and the holders of the capital securities will have the following rights under the junior subordinated indenture upon the occurrence of an event of default:

•	the property trustee and the holders of not less than 25% in aggregate liquidation amount of the capital securities may declare the principal and interest accrued thereon of the junior subordinated debentures due and payable immediately;

•	if all defaults have been cured, the consent of the holders of more than 50% in aggregate liquidation amount of the capital securities is required to annul a declaration by the indenture trustee, the Trust or the holders of the capital securities that the principal of the junior subordinated debentures is due and payable immediately;

•	unless the default is cured, the consent of each holder of capital securities is required to waive a default in the payment of principal, premium or interest with respect to the junior subordinated debentures or a default in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture; and

•	unless the default is cured, the consent of the holders of more than 50% in aggregate liquidation amount of the capital securities is required to waive any other default.

If the event of default under the junior subordinated debentures is the failure of Wells Fargo to make payments of principal or interest on the junior subordinated debentures when due, then a registered holder of capital securities may bring a legal action against Wells Fargo directly for enforcement of payment to such registered holder of amounts owed on the junior subordinated debentures with a principal amount equal to the aggregate liquidation amount of such registered holder’s capital securities (a “direct action”). Wells Fargo may not amend the junior subordinated debentures to remove this right to bring a direct action without the prior written consent of the registered holders of all the capital securities. Wells Fargo can offset against payments then due under the junior subordinated debentures any corresponding payments made to holders of capital securities by Wells Fargo in connection with a direct action.

The holders of the capital securities will not be able to exercise directly any remedies available to the holders of the junior subordinated debentures except under the circumstance described in the preceding paragraph.

Concerning the Indenture Trustee

From time to time, Wells Fargo and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions, including lending transactions, with the indenture trustee in the ordinary course of business. The indenture trustee is an affiliate of one of the underwriters.

DESCRIPTION OF GUARANTEE

The following, together with the “Description of Guarantees” on page 35 of the accompanying prospectus, is a description of the material terms of the guarantee. If the description of the guarantee set forth in this prospectus supplement differs in any way from the description set forth in the accompanying prospectus, you should rely on the description set forth in this prospectus supplement. You should read the guarantee, to be dated as of July 28, 2003, between Wells Fargo and Bank One Trust Company, N.A., as guarantee trustee, and the Trust Indenture Act. The form of guarantee is on file at the SEC as an exhibit to the registration statement pertaining to this prospectus supplement and the accompanying prospectus.

The following payments on the capital securities (the “guarantee payments”), if not fully paid by the Trust, will be paid by Wells Fargo under the guarantee, without duplication:

•	any accumulated and unpaid distributions required to be paid on the capital securities, to the extent the Trust has funds available to make the payment;

•	the redemption price for any capital securities called for redemption, to the extent the Trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of the junior subordinated debentures to the holders of capital securities, the lesser of:

(1)	the aggregate of the $25 liquidation amount and all accumulated and unpaid distributions on the capital securities to the date of payment, to the extent the Trust has funds available to make the payment; and

(2)	the amount of assets of the Trust remaining available for distribution to holders of the capital securities upon liquidation of the Trust.

Wells Fargo’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Wells Fargo to the holders of the capital securities or by causing the Trust to pay the amounts to the holders.

RELATIONSHIP AMONG THE CAPITAL SECURITIES,

THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

Wells Fargo will guarantee payments of distributions and redemption and liquidation payments due on the capital securities to the extent the Trust has funds available for such payment, as described under “Description of Guarantee” above. No single document executed by Wells Fargo will provide for the full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of the guarantee, the trust agreement and the junior subordinated indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust’s obligations under the capital securities.

As long as Wells Fargo pays interest and other payments when due on the junior subordinated debentures, those payments will be sufficient to cover distributions and redemption and liquidation payments due on the capital securities, primarily because:

•	the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate liquidation amount of the capital securities and the common securities;

•	the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the capital securities;

•	Wells Fargo will pay for any and all costs, expenses and liabilities of the Trust, except withholding taxes and the Trust’s obligations to holders of the capital securities and the common securities; and

•	the trust agreement provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

A default or event of default under any Senior Debt of Wells Fargo would not necessarily constitute a default or event of default under the capital securities. However, if certain events of bankruptcy, insolvency or reorganization occur, the junior subordinated indenture provides that no payments may be made on the junior subordinated debentures until the Senior Debt has been paid in full. See “Description of Junior Subordinated Debt Securities—Subordination” on page 20 of the accompanying prospectus.

Limited Purpose of the Trust

The capital securities represent preferred undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of:

•	issuing the capital securities and common securities;

•	investing the proceeds from the sale of the capital securities and the common securities in the junior subordinated debentures; and

•	engaging in only those other activities necessary, convenient or incidental to these purposes.

A principal difference between the rights of a holder of a capital security and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture is entitled to receive from Wells Fargo payments on junior subordinated debentures held by the holder, while a holder of capital securities is entitled to receive distributions or other amounts payable with respect to the capital securities from the Trust or from Wells Fargo under the guarantee only if and to the extent the Trust has funds available for the payment of those distributions.

Rights Upon Dissolution

The holders of the capital securities are entitled to receive, out of assets held by the Trust, a distribution in cash upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust that does not involve the distribution of the junior subordinated debentures, after the Trust has paid the liabilities owed to its creditors as required by applicable law. See “Description of Capital Securities—Liquidation Distribution Upon Dissolution” on page S-19.

In the event of any voluntary or involuntary liquidation or bankruptcy of Wells Fargo, the Trust, as registered holder of the junior subordinated debentures, would be a subordinated creditor of Wells Fargo, subordinated and junior in right of payment to all Wells Fargo’s Senior Debt, as defined in the accompanying prospectus, but entitled to receive payment in full of all amounts payable with respect to the junior subordinated debentures before any stockholders of Wells Fargo receive payments or distributions. Since Wells Fargo is the guarantor under the guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than withholding taxes and the Trust’s obligations to the holders of the capital securities and common securities), the positions of a holder of the capital securities and a holder of the junior subordinated debentures relative to other creditors and to stockholders of Wells Fargo in the event of liquidation or bankruptcy of Wells Fargo are expected to be substantially the same.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

In the opinion of Faegre & Benson LLP, tax counsel to Wells Fargo and the Trust, the following discussion summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of the capital securities.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations under the Code, and administrative and judicial interpretations thereof, each as of the date of this prospectus supplement, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and this summary is not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described in this prospectus supplement. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this tax section or that a court would not sustain such a challenge.

Except as otherwise stated, this summary deals only with the capital securities held as a capital asset by a holder who or which (i) purchased the capital securities upon original issuance (an “Initial Holder”) at the price to the public and (ii) is a US Holder (as defined below). This summary does not address all the tax consequences that may be relevant to a US Holder, nor does it address the tax consequences, except as stated below, to holders that are not US Holders (“Non-US Holders”) or to holders that may be subject to special tax treatment (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, other financial institutions, tax-exempt organizations, persons holding the capital securities as a position in a “straddle,” as part of a “synthetic security,” “hedging,” “conversion” or other integrated investment, persons having a functional currency other than the U.S. Dollar and certain United States expatriates). Further, this summary does not address:

•	the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of the capital securities;

•	the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of the capital securities; or

•	any state, local or foreign tax consequences of the purchase, ownership and disposition of capital securities.

A “US Holder” is a holder of the capital securities who or which for United States federal income tax purposes is

•	a citizen or resident of the United States,

•	a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations),

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the above, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons will also be a US Holder.

HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

US Holders

Characterization of the Trust.    Under current law and based on the representations, facts and assumptions set forth in this prospectus supplement, and assuming full compliance with the terms of the trust agreement (and other relevant documents), the Trust will be characterized for United States federal income tax purposes as a grantor trust and will not be characterized as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of the capital securities generally will be considered the owner of an undivided portion of the junior subordinated debentures owned by the Trust, and each US Holder will be required to include all income or gain recognized for United States federal income tax purposes with respect to its allocable share of the junior subordinated debentures on its own income tax return.

Characterization of the Junior Subordinated Debentures.    Wells Fargo and the Trust will agree to treat the junior subordinated debentures as indebtedness for all United States federal income tax purposes. Under current law and based on the representations, facts and assumptions set forth in this prospectus supplement, and assuming full compliance with the terms of the junior subordinated indenture (and other relevant documents), the junior subordinated debentures will be characterized for United States federal income tax purposes as debt of Wells Fargo.

Interest Income and Original Issue Discount.    Under the terms of the junior subordinated debentures, Wells Fargo has the ability to defer payments of interest from time to time by extending the interest payment period for a period not exceeding 20 consecutive quarterly periods, but not beyond the maturity of the junior subordinated debentures. Treasury regulations under Section 1273 of the Code provide that debt instruments like the junior subordinated debentures will not be considered issued with original issue discount (“OID”) by reason of Wells Fargo’s ability to defer payments of interest if the likelihood of such deferral is “remote.”

Wells Fargo has concluded, and this discussion assumes, that, as of the date of this prospectus supplement, the likelihood of deferring payments of interest under the terms of the junior subordinated debentures is “remote” within the meaning of the Treasury regulations referred to above, in part because exercising that option would prevent Wells Fargo from declaring dividends on its stock and would prevent Wells Fargo from making any payments on debt securities that rank pari passu with or junior to the junior subordinated debentures. Therefore, the junior subordinated debentures should not be treated as issued with OID by reason of Wells Fargo’s deferral option. Rather, stated interest on the junior subordinated debentures will generally be taxable to a US Holder as ordinary income when paid or accrued in accordance with that holder’s method of accounting for income tax purposes. It should be noted, however, that these Treasury regulations have not yet been interpreted in any rulings or any other published authorities of the IRS. Accordingly, it is possible that the IRS could take a position contrary to the interpretation described above.

In the event Wells Fargo exercises its option to defer payments of interest, the junior subordinated debentures would be treated as redeemed and reissued for OID purposes and the sum of the remaining interest payments (and any de minimis OID) on the junior subordinated debentures would thereafter be treated as OID, which would accrue, and be includible in a US Holder’s taxable income, on an economic accrual basis (regardless of the US Holder’s method of accounting for income tax purposes) over the remaining term of the junior subordinated debentures (including any period of interest deferral), without regard to the timing of payments under the junior subordinated debentures. Subsequent distributions of interest on the junior subordinated debentures generally would not, by themselves, be taxable. The amount of OID that would accrue in any period would generally equal the amount of interest that accrued on the junior subordinated debentures in that period at the stated interest rate. Consequently, during any period of interest deferral, US Holders will include OID in gross income in advance of the receipt of cash, and a US Holder which disposes of a capital security prior to the record date for payment of distributions on the junior subordinated debentures following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Trust with respect to the OID.

If the possibility of Wells Fargo’s exercising its option to defer payments of interest is not treated as remote, the junior subordinated debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest (plus any de minimis OID). That OID would generally be includible in a US Holder’s taxable income, over the term of the junior subordinated debentures, on an economic accrual basis as described above.

Characterization of Income.    Under recently enacted legislation, payments to certain US Holders that constitute dividends for U.S. federal income tax purposes are subject to a lower rate of tax (generally 15%) than other ordinary income. Because the income underlying the capital securities will not be characterized as dividends for income tax purposes, US Holders of the capital securities will not be entitled to the preferential tax rate generally applicable to payments of dividends. In addition, because the income underlying the capital securities will not be characterized as dividends for income tax purposes, corporate holders of the capital securities will not be entitled to a dividends-received deduction for any income received or accrued on the capital securities.

Market Discount and Bond Premium.    Holders of the capital securities other than Initial Holders may be considered to have acquired the capital securities with market discount or acquisition premium. Prospective investors in the capital securities should consult their own tax advisors regarding the application of the market discount and bond premium rules to the purchase, holding and disposition of the capital securities.

Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust.    Under certain circumstances described herein, the Trust may distribute the junior subordinated debentures to holders in exchange for their capital securities and in liquidation of the Trust. See “Description of the Capital Securities—Liquidation Distribution Upon Dissolution” on page S-19. Except as discussed below, a distribution of the junior subordinated debentures would not be a taxable event for United States federal income tax purposes, and each US Holder would have an aggregate adjusted basis for United States federal income tax purposes in the junior subordinated debentures received equal to the US Holder’s aggregate adjusted basis in the capital securities exchanged. For United States federal income tax purposes, a US Holder’s holding period in the junior subordinated debentures received in a liquidation of the Trust would include the period during which the capital securities were held by the holder. If, however, the relevant event resulting in such distribution is a tax event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to US Holders of the capital securities for United States federal income tax purposes.

Under certain circumstances described in this prospectus supplement, the junior subordinated debentures may be redeemed for cash with the proceeds distributed to holders in redemption of their capital securities. See “Description of Capital Securities” on page S-14. A redemption of the capital securities would be taxable for United States federal income tax purposes, and a US Holder would recognize gain or loss as if it had sold the capital securities for cash. See “—Sales of Capital Securities” below.

Sales of Capital Securities.    A US Holder that sells capital securities will recognize gain or loss equal to the difference between its adjusted basis in the capital securities and the amount realized on the sale of the capital securities. A US Holder’s adjusted basis in the capital securities generally will be its initial purchase price, increased by OID previously included (or currently includible) in the holder’s gross income to the date of disposition, and decreased by payments received on the capital securities (other than any interest received with respect to the periods prior to the effective date of Wells Fargo’s first exercise of its option to defer payments of interest). Any gain or loss on the sale of the capital securities generally will be capital gain or loss, and generally will be a long-term capital gain or loss if the capital securities have been held for more than one year prior to the date of disposition.

A holder who disposes of its capital securities between record dates for payments of distributions will be required to include accrued but unpaid interest (or OID) on the junior subordinated debentures through the date of disposition in its taxable income for United States federal income tax purposes (notwithstanding that the holder may receive a separate payment from the purchaser with respect to accrued interest), and to deduct that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the capital securities (or as to OID only, to add such amount to the holder’s adjusted tax basis in its capital securities). To the extent the selling price is less than the holder’s adjusted tax basis (which will include accrued but unpaid OID, if any), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Non-US Holders

The following discussion applies to a Non-US Holder.

Payments to a holder of a capital security that is a Non-US Holder will generally not be subject to withholding of income tax, provided that:

•	the beneficial owner of the capital security does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of Wells Fargo entitled to vote;

•	the beneficial owner of the capital security is not a controlled foreign corporation that is related to Wells Fargo through stock ownership;

•	the beneficial owner of the capital security is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

•

the beneficial owner of the capital securities provides to the Trust or its agent an appropriate statement on an IRS Form W-8BEN (or suitable substitute form), together with all appropriate attachments, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner is not a United States person. If capital securities are held through a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business, this requirement is satisfied if (i) the beneficial owner provides such a form to the organization or institution, and (ii) the organization or institution, under penalties of perjury, certifies to the Trust or its agent that it has received such a form from the beneficial owner or another intermediary and furnishes the Trust or its agent with a copy.

Changes in legislation affecting the income tax consequences of the junior subordinated debentures are possible, and could adversely affect the ability of Wells Fargo to deduct the interest payable on the junior subordinated debentures. Moreover, any changes in legislation could adversely affect Non-US Holders by characterizing income derived from the junior subordinated debentures as dividends, generally subject to a 30% withholding tax (or a lower rate under an applicable treaty) when paid to a Non-US Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a Non-US Holder.

A Non-US Holder of a capital security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a capital security unless, in the case of certain Non-US Holders who are nonresident alien individuals, the non-US Holder is present in the United States for 183 or more days in the taxable year of disposition and certain other requirements are met.

A Non-US Holder which holds the capital securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its capital securities.

Information Reporting

In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, the capital securities held by a noncorporate US Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, the capital securities to or through the United States office of a broker are subject to information reporting unless the holder thereof certifies as to its Non-US Holder status or otherwise establishes an exemption from information reporting and backup withholding. See “—Backup Withholding” below. Taxable income on the capital securities for a calendar year should be reported to US Holders on the appropriate form by the following January 31st.

Backup Withholding

Payments made on, and proceeds from the sale of, the capital securities may be subject to a “backup” withholding tax at a rate equal to the fourth lowest rate of income tax applicable to unmarried individuals (this rate is currently 28%) unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder’s income tax liability, or refunded, provided the required information is provided to the IRS.

THE PRECEDING DISCUSSION IS ONLY A SUMMARY AND DOES NOT ADDRESS THE CONSEQUENCES TO A PARTICULAR HOLDER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES. POTENTIAL HOLDERS OF THE CAPITAL SECURITIES ARE URGED TO CONTACT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES.

CERTAIN ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies or other arrangement that is subject to Title I of ERISA (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the capital securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and other plans to which Section 4975 of the Code applies (also “Plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“Parties in Interest”) with respect to such Plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but governmental and foreign plans may be subject to other legal restrictions.

Under a regulation (the “Plan Assets Regulation”) issued by the U.S. Department of Labor, the assets of the Trust would be deemed to be “plan assets” of a Plan for purposes of ERISA and Section 4975 of the Code if a Plan makes an “equity” investment in the Trust and no exception were applicable under the Plan Assets Regulation. An “equity interest” is defined under the Plan Assets Regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

If the assets of the Trust were deemed to be “plan assets,” the persons providing services to the assets of the Trust may become Parties in Interest with respect to an investing Plan and may be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving those assets.

In this regard, if the person or persons with discretionary responsibilities over the junior subordinated debentures or the guarantee were affiliated with Wells Fargo, any such discretionary actions taken regarding those assets could be deemed to constitute a prohibited transaction under ERISA or the Code (e.g., the use of such fiduciary authority or responsibility in circumstances under which those persons have interests that may conflict with the interests of the investing Plans and affect the exercise of their best judgement as fiduciaries).

Under an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be “plan assets” of investing Plans if the capital securities are “publicly-offered securities”—that is, they are:

•	widely held, i.e., owned by more than 100 investors independent of the Trust and of each other;

•	freely transferable; and

•	sold to a Plan as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 (the “Securities Act”) and then timely registered under Section 12(b) or 12(g) of the Exchange Act.

Wells Fargo expects that the capital securities will meet the criteria of “publicly-offered securities” above, although no assurance can be given in this regard. The underwriters expect that the capital securities will be held by at least 100 independent investors at the conclusion of the offering and that the capital securities will be freely transferable. The capital securities will be sold as part of an offering under an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act.

All of the common securities will be purchased and held by Wells Fargo. Even if the assets of the Trust are not deemed to be “plan assets” of Plans investing in the Trust, specified transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code regarding an investing Plan.

For example, if Wells Fargo were a Party in Interest with respect to an investing Plan, either directly or by reason of the activities of one or more of its affiliates, sale of the capital securities by the Trust to the Plan and/or extensions of credit between Wells Fargo and the Trust, as represented by the junior subordinated debentures and the guarantee, would likely be prohibited by Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the capital securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

The capital securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless the purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, or the requirements of U.S. Department of Labor regulation section 2550.401c-1 are satisfied such that the capital securities held by the purchaser or holder do not constitute plan assets.

Any purchaser or holder of the capital securities or any interest in the capital securities will be deemed to have represented by its purchase and holding that it either:

•	is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan;

•	is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding; or

•	has satisfied the requirements of U.S. Department of Labor regulation section 2550.401c-1 such that the capital securities held by the purchaser or holder do not constitute plan assets.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be “plan assets” and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

Purchasers of the capital securities have the exclusive responsibility for ensuring that their purchase and holding of the capital securities complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA or the Code.

UNDERWRITERS

Under the terms and subject to the conditions of an underwriting agreement dated as of the date of this prospectus supplement, the underwriters named below, for whom Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC are acting as joint book-running managers, have severally agreed to purchase, and the Trust has agreed to sell to them, severally, the respective number of capital securities set forth opposite their names below.

Name	Number of Capital Securities
Citigroup Global Markets Inc.	1,245,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,240,000
UBS Securities LLC	1,240,000
Morgan Stanley & Co. Incorporated	1,240,000
Wells Fargo Securities, LLC	1,240,000
Banc One Capital Markets, Inc.	160,000
Bear, Stearns & Co. Inc.	160,000
Credit Suisse First Boston LLC	160,000
Goldman, Sachs & Co.	160,000
A.G. Edwards & Sons, Inc.	45,000
Charles Schwab & Co., Inc.	45,000
Deutsche Bank Securities Inc.	45,000
Fahnestock & Co. Inc.	45,000
H&R Block Financial Advisors, Inc.	45,000
HSBC Securities (USA) Inc.	45,000
J.P. Morgan Securities Inc.	45,000
Legg Mason Wood Walker, Incorporated	45,000
Lehman Brothers Inc.	45,000
McDonald Investments Inc.	45,000
Quick & Reilly, Inc.	45,000
Raymond James & Associates, Inc.	45,000
RBC Dain Rauscher Inc.	45,000
TD Waterhouse Capital Markets LLC	45,000
U.S. Bancorp Piper Jaffray Inc.	45,000
Advest, Inc.	20,000
BB&T Investment Services, Inc.	20,000
Blaylock & Partners, L.P.	20,000
C.L. King & Associates, Inc.	20,000
Crowell, Weedon & Co.	20,000
D.A. Davidson & Co.	20,000
Davenport & Company LLC	20,000
Doley Securities, Inc.	20,000
Ferris, Baker Watts Incorporated	20,000
Guzman & Company	20,000
J.J.B. Hilliard, W.L. Lyons, Inc.	20,000
Janney Montgomery Scott LLC	20,000
McGinn, Smith & Co., Inc.	20,000
Mesirow Financial, Inc.	20,000
Morgan Keegan & Company, Inc.	20,000

Name	Number of Capital Securities
NatCity Investments, Inc.	20,000
Pershing LLC	20,000
Robert W. Baird & Co. Incorporated	20,000
Ryan, Beck & Co., Inc.	20,000
Sandler O’Neill & Partners, L.P.	20,000
Southwest Securities, Inc.	20,000
Stifel, Nicolaus & Company, Incorporated	20,000
SunTrust Capital Markets, Inc.	20,000
Wedbush Morgan Securities Inc.	20,000

Total	8,000,000

The underwriters are offering the capital securities subject to their acceptance of the securities from the Trust and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the capital securities are conditioned upon the delivery of legal opinions by their counsel. The underwriters are obligated to purchase all the capital securities, if any capital securities are purchased.

The underwriters initially propose to offer part of the capital securities directly to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may also offer the capital securities to securities dealers at a price that represents a concession not in excess of $.50 per capital security. Any underwriter may allow, and dealers may reallow, a concession not in excess of $.45 per capital security to certain other dealers. After the initial offering of the capital securities, the offering price and other selling terms may from time to time be changed by the underwriters.

The Trust has granted the underwriters an overallotment option, exercisable no later than  July 25, 2003, to purchase up to an additional 1,200,000 capital securities at the price to public less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. To the extent the option is exercised, each underwriter will become obligated to purchase approximately the same percentage of the additional capital securities as the underwriter purchased in the original offering. If the option is exercised in full, the total price to the public would be $230,000,000, the total underwriting discounts and commissions would be $7,245,000 and the total proceeds to the Trust would be $230,000,000.

Because the proceeds from the sale of the capital securities will be used to purchase the junior subordinated debentures issued by Wells Fargo, the underwriting agreement provides that Wells Fargo will pay to the underwriters as compensation for their services $.7875 per capital security, or $6,300,000 in the aggregate (plus up to $945,000 upon exercise of the underwriters’ overallotment option). Wells Fargo’s offering expenses, not including underwriting discounts and commissions, are estimated to be $300,000.

Wells Fargo and the Trust have agreed that, without the prior written consent of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC on behalf of the underwriters, they will not, during the period beginning on the date of the underwriting agreement and continuing to and including the closing under the underwriting agreement, offer or sell, or announce the offering of, any securities that are substantially similar to the capital securities and are covered by a registration statement filed under the Securities Act.

Prior to this offering, there has been no public market for the capital securities. The capital securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, and trading of the capital securities on the New York Stock Exchange is expected to commence within 30 days after they are first issued. The underwriters have advised the Trust that they presently intend to make a market in the capital securities prior to the commencement of trading on the New York Stock Exchange. The underwriters are not obligated to make a market in the capital securities, however, and may discontinue market making activities at any time without notice. No assurance can be given as to the liquidity of any trading market for the capital securities.

Wells Fargo and the Trust have agreed to indemnify the underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make under the Securities Act.

In order to facilitate the offering of the capital securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the capital securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the capital securities for their own account. The underwriters can close out a short position by purchasing capital securities in the open market. As an additional means of facilitating the offering of capital securities, the underwriters may bid for and purchase these capital securities in the open market to stabilize the price of these capital securities. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the capital securities in the offering, if the syndicate repurchases previously distributed capital securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the capital securities above independent market levels or prevent or retard a decline in the market price of the capital securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Each underwriter has agreed that it will, to the best of its knowledge and belief, comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the capital securities or possesses or distributes this prospectus supplement or the accompanying prospectus and will obtain any required consent, approval or permission for its purchase, offer, sale or delivery of the capital securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers, sales or deliveries. Neither the Trust nor Wells Fargo have any responsibility for an underwriter’s compliance with applicable securities laws.

One of the underwriters listed above, Wells Fargo Securities, LLC, is an affiliate of Wells Fargo and the Trust. Sales of the capital securities will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the “Conduct Rules”).

Because the National Association of Securities Dealers, Inc. may view the capital securities as interests in a direct participation program, this offering will be made in compliance with the applicable provisions of Rule 2810 of the Conduct Rules.

The underwriters and any dealers utilized in the sale of the capital securities do not intend to confirm sales to accounts over which they exercise discretionary authority without the prior specific written approval of the customer.

It is expected that delivery of the capital securities will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the capital securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade capital securities on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the capital securities initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

Certain of the underwriters and their affiliates engage in various general financing and banking transactions with Wells Fargo and its affiliates.

VALIDITY OF SECURITIES

The validity of the capital securities will be passed on for the Trust by Richards, Layton & Finger, P.A. The validity of the junior subordinated debentures and the guarantee will be passed upon for Wells Fargo by Mary E. Schaffner, Senior Counsel of Wells Fargo, or another of our attorneys. Certain legal matters relating to the securities will be passed upon for the underwriters by Gibson, Dunn & Crutcher LLP, San Francisco, California. Gibson, Dunn & Crutcher LLP represents Wells Fargo and certain of its subsidiaries in other legal matters. Our counsel may rely on Gibson, Dunn & Crutcher LLP as to matters of New York law and as to certain matters of California law.

PROSPECTUS

$17,200,000,000

WELLS FARGO & COMPANY

Junior Subordinated Debt Securities

420 Montgomery Street

San Francisco, California 94163

(800) 411-4932

WELLS FARGO CAPITAL VII

WELLS FARGO CAPITAL VIII

WELLS FARGO CAPITAL IX

WELLS FARGO CAPITAL X

Trust Preferred Securities

Fully and Unconditionally

Guaranteed by Wells Fargo & Company

Wells Fargo Center

MAC #N9305-173

Sixth Street & Marquette Avenue

Minneapolis, Minnesota 55479

(612) 667-2085

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are our unsecured obligations and are not savings accounts, deposits or other obligations of any bank or nonbank subsidiary of Wells Fargo & Company. These securities are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

This prospectus is dated March 31, 2003.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Wells Fargo & Company and Wells Fargo Capital VII, Wells Fargo Capital VIII, Wells Fargo Capital IX and Wells Fargo Capital X, or the “trusts”, filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may sell, either separately or together, debt securities, preferred stock, depositary shares, purchase contracts, units and securities warrants. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above. The trusts may sell trust preferred securities representing undivided beneficial interests in the trusts to the public and common securities representing undivided beneficial interests in the trusts to us in one or more offerings.

This prospectus provides you with a general description of the trust preferred securities that a trust may issue and debt securities and trust preferred securities guarantees that we may issue. Each time we or a trust sell securities, we and the trust will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the trusts and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission, or “SEC”, web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange and Chicago Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060, and for further information on obtaining copies of our public filings at the Chicago Stock Exchange, you should call (312) 663-2423.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of

1934 after the initial filing of the registration statement that contains this prospectus and prior to the later of (1) the time that we and/or a trust sell all the securities offered by this prospectus and (2) the date that our broker-dealer subsidiaries cease offering securities in market-making transactions pursuant to this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2002, including information specifically incorporated by reference into our Form 10-K from our 2002 Annual Report to Stockholders and our definitive Proxy Statement for our 2003 Annual Meeting of Stockholders;

•	Current Reports on Form 8-K filed January 21, 2003 and March 5, 2003; and

•	the description of Wells Fargo’s common stock contained in the Current Report on Form 8-K filed October 14, 1997, including any amendment or report filed to update such description.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Laurel A. Holschuh

Corporate Secretary

Wells Fargo & Company

Wells Fargo Center

MAC #N9305-173

Sixth and Marquette

Minneapolis, Minnesota 55479

Phone: (612) 667-8655

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we nor the trusts, nor any underwriters or agents, have authorized anyone else to provide you with different information. Wells Fargo and the trusts may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. Wells Fargo and the trusts are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

WELLS FARGO & COMPANY

Wells Fargo & Company is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. As a diversified financial services organization, we own subsidiaries engaged in banking and a variety of related businesses. Our subsidiaries provide banking, insurance, investment, mortgage and consumer finance services through stores, the internet and other distribution channels throughout North America and elsewhere internationally.

We are a separate and distinct legal entity from our banking and other subsidiaries. Our principal source of funds to pay dividends on our common and preferred stock and debt service on our debt is dividends from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

When we refer to “Wells Fargo,” “we,” “our” and “us” in this prospectus under the headings “Wells Fargo & Company” and “Ratios of Earnings to Fixed Charges and to Fixed Charges and Preferred Stock Dividends,” we mean Wells Fargo & Company and its subsidiaries unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Wells Fargo & Company unless the context indicates otherwise.

THE TRUSTS

Each trust is a statutory business trust formed under Delaware law pursuant to a declaration of trust and trust agreement, signed by Wells Fargo, as depositor of the trust, and the property trustee, the Delaware trustee and the administrative trustees, each as defined below, and the filing of a certificate of trust with the Delaware Secretary of State. The declaration of trust and trust agreement of the applicable trust will be amended and restated in its entirety before the issuance of trust preferred securities by such trust. We will refer to such declaration of trust and trust agreement, as so amended and restated, as the “trust agreement.” Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939.

Each trust exists for the exclusive purposes of:

•	issuing the trust preferred securities and common securities, or the “trust securities”, representing undivided beneficial interests in the assets of such trust;

•	investing the gross proceeds of the trust preferred securities and the common securities in junior subordinated debt securities; and

•	engaging in only those activities convenient, necessary or incidental thereto.

All of the common securities of the trusts will be directly or indirectly owned by us. The common securities of a trust rank equally with the trust preferred securities of such trust and a trust will make payment on its trust securities pro rata, except that upon certain events of default under the applicable trust agreement relating to payment defaults on the corresponding junior subordinated debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. We will acquire common securities of a trust in an aggregate liquidation amount equal to at least three percent of the total capital of such trust.

Each trust’s business and affairs will be conducted by its trustees, each appointed by Wells Fargo as depositor of such trust. The trustees will be Wilmington Trust Company, which is referred to as the “Delaware trustee”, two individual trustees, who are referred to as the “administrative trustees” and who are employees or officers of or affiliated with Wells Fargo, and a “property trustee”, who will be named in the applicable prospectus supplement. The property trustee will act as sole trustee under each trust agreement for purposes of compliance with the Trust Indenture Act and will also act as trustee under the guarantees. See “Description of Guarantees.”

Unless an event of default under the junior subordinated indenture has occurred and is continuing, the holders of the common securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. The holders of a majority in liquidation amount of trust preferred securities of such trust will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for cause or if an event of default under the junior subordinated indenture has occurred and is continuing. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the common securities, and in no event will the holders of trust preferred securities have such right.

No separate financial statements of the trusts are included in this prospectus. Wells Fargo and the trusts do not consider that such financial statements would be material to holders of trust preferred securities because the trusts are special purpose entities, have no operating histories or independent operations and are not engaged in and do not propose to engage in any activity other than holding as trust assets the corresponding junior subordinated debt securities of Wells Fargo and issuing the trust securities. Furthermore, taken together, Wells Fargo’s obligations under the series of corresponding junior subordinated debt securities, the junior subordinated indenture pursuant to which the corresponding junior subordinated debt securities will be issued, the related trust agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related trust preferred securities of each trust. For a more detailed discussion see “Description of Trust Preferred Securities,” “Description of Junior Subordinated Debt Securities—Correspondence Between Junior Subordinated Debt Securities and Trust Preferred Securities” and “Description of Guarantees.” In addition, we do not expect that the trusts will be filing reports with the SEC under the Securities Exchange Act of 1934.

Unless otherwise specified in the applicable prospectus supplement, each trust has a term of approximately 50 years, but may be terminated earlier as provided in the applicable trust agreement.

Wells Fargo will pay all fees and expenses related to the trusts and the offering of trust securities.

The principal executive office of each trust is c/o Wells Fargo & Company, Wells Fargo Center, MAC #N9305-173, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, telephone number (612) 667-2085.

REASON FOR THE OFFERING

On October 21, 1996, the Board of Governors of the Federal Reserve System, or the “Federal Reserve”, announced that it had approved the use of certain cumulative preferred stock instruments, such as the trust preferred securities, as Tier 1 capital for purposes of the Federal Reserve’s capital guidelines for bank holding companies. Because Wells Fargo intends to treat the trust preferred securities as Tier 1 capital and, under current United States federal tax law, will receive a tax deduction for interest in respect of the corresponding junior subordinated debt securities, the issuance of the trust preferred securities is a cost-effective method of raising capital on an after-tax basis.

USE OF PROCEEDS

Each trust will use the proceeds from the sale of its trust preferred securities and its common securities to acquire junior subordinated debt securities from Wells Fargo. Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the junior subordinated debt securities will be added to our general funds and will be available for general corporate purposes, including:

•	investments in or advances to our existing or future subsidiaries;

•	repayment of obligations that have matured; and

•	reducing our outstanding commercial paper and other debt.

Until the net proceeds have been used, they will be invested in short-term securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND TO FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

	Fiscal Year Ended December 31,
	1998	1999	2000	2001	2002
Ratio of Earnings to Fixed Charges:

Excluding interest on deposits	2.51	3.29	2.67	2.64	4.96
Including interest on deposits	1.62	2.07	1.82	1.79	3.13

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends:

Excluding interest on deposits	2.45	3.22	2.65	2.62	4.95
Including interest on deposits	1.60	2.05	1.81	1.79	3.13

•	The ratio of earnings to fixed charges is calculated as follows:

(income before income taxes) + (fixed charges) - (capitalized interest)

(fixed charges)

•	The ratio of earnings to fixed charges and preferred stock dividends is calculated as follows:

      (income before income taxes) + (fixed charges) - (capitalized interest)

(fixed charges) + (pretax earnings required to cover preferred stock dividends)

•	Pretax earnings required to cover preferred stock dividends are calculated as follows:

        preferred stock dividends

1 - (our effective income tax rate)

•	Fixed charges, excluding interest on deposits, consist of

•	interest on short-term borrowings and long-term debt,

•	amortization of debt expense,

•	capitalized interest, and

•	one-third of net rental expense, which we believe is representative of the interest factor.

•	Fixed charges, including interest on deposits, consist of all of the items listed immediately above plus interest on deposits.

We have included these computations in compliance with SEC regulations. However, we believe that the fixed charge ratios are not meaningful measures for our business due to two factors. First, even if our net income did not change, our ratios would decline if the proportion of our income that is tax-exempt increased. Conversely, our ratios would increase if the proportion of our income that is tax-exempt decreased. Second, even if our net income did not change, our ratios would decline if our interest income and interest expense increased by the same amount due to an increase in the level of interest rates. Conversely, our ratios would increase if our interest income and interest expense decreased by the same amount due to a decrease in the level of interest rates.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

This section describes the general terms and provisions of our junior subordinated debt securities. The applicable prospectus supplement will describe the specific terms of the series of junior subordinated debt securities, which are sometimes referred to in this prospectus as “debt securities”, offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities. The junior subordinated debt securities will be issued under a junior subordinated indenture, which is sometimes referred to in this prospectus as an “indenture”, between us and the junior subordinated trustee named in the applicable prospectus supplement.

We have summarized the material terms and provisions of the junior subordinated indenture in this section. We have also filed the form of the junior subordinated indenture as an exhibit to the registration statement. You should read the junior subordinated indenture for additional information before you purchase any trust preferred securities. The summary that follows includes references to section numbers of the junior subordinated indenture so that you can more easily locate these provisions.

General

The junior subordinated debt securities will be our direct unsecured obligations. The junior subordinated indenture does not limit the principal amount of junior subordinated debt securities that we may issue. The junior subordinated indenture permits us to issue junior subordinated debt securities from time to time and junior subordinated debt securities issued under such indenture will be issued as part of a series that has been established by us under such indenture. (Section 301)

The junior subordinated debt securities will be unsecured and will rank equally with all of our other junior subordinated debt securities and, together with such other junior subordinated debt securities, will be subordinated to all of our existing and future Senior Debt. See “—Subordination” below.

The junior subordinated debt securities are our unsecured junior subordinated debt securities, but our assets consist primarily of equity in our subsidiaries. As a result, our ability to make payments on our junior subordinated debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

A prospectus supplement relating to a series of junior subordinated debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the maturity date or dates of the debt securities or the method by which those dates can be determined;

•	if the debt securities will bear interest:

•	the interest rate on the debt securities or the method by which the interest rate may be determined;

•	the date from which interest will accrue;

•	the record and interest payment dates for the debt securities;

•	the first interest payment date; and

•	any circumstances under which we may defer interest payments;

•	the place or places where:

•	we can make payments on the debt securities;

•	the debt securities can be surrendered for registration of transfer or exchange; and

•	notices and demands can be given to us relating to the debt securities and under the indenture;

•	any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities before their final maturity;

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

•	whether the debt securities will be convertible into shares of common stock, shares of preferred stock or depositary shares and, if so, the terms and conditions of any such conversion, and, if convertible into shares of preferred stock or depositary shares, the terms of such preferred stock or depositary shares;

•	if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the indenture specifically relating to the bearer securities;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Defeasance” apply to the debt securities;

•	any events of default which will apply to the debt securities in addition to those contained in the indenture and any events of default contained in the indenture which will not apply to the debt securities;

•	any additions or changes to or deletions of the covenants contained in the indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•	whether all or part of the debt securities will be issued in whole or in part as temporary or permanent global securities and, if so, the depositary for those global securities and a description of any book-entry procedures relating to the global securities—a “global security” is a debt security that we issue in accordance with the junior subordinated indenture to represent all or part of a series of debt securities;

•	if we issue temporary global securities, any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

•	the identity of the security registrar and paying agent for the debt securities if other than the junior subordinated trustee;

•	any special tax implications of the debt securities;

•	any special provisions relating to the payment of any additional amounts on the debt securities;

•	the terms of any securities being offered together with or separately from the debt securities;

•	the terms and conditions of any obligation or right of Wells Fargo or a holder to convert or exchange the debt securities into trust preferred securities or other securities; and

•	any other terms of the debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register. (Section 101)

Additional Interest

If a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional interest on the related junior subordinated debt securities. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by such trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that such trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges. (Section 1007)

Payment; Exchange; Transfer

We will designate a place of payment where holders can receive payment of the principal of and any premium and interest on the junior subordinated debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the junior subordinated debt securities by mailing a check to the person listed as the owner of the junior subordinated debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a junior subordinated debt security:

•	on an interest payment date, to the person in whose name that junior subordinated debt security is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment, to the person who surrenders such debt security at the office of our appointed paying agent. (Sections 307, 1002)

Any money that we pay to a paying agent for the purpose of making payments on the junior subordinated debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of such debt security can only look to us for the payments on such debt security. (Section 1003)

Any junior subordinated debt securities of a series can be exchanged for other junior subordinated debt securities of that series so long as such other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the junior subordinated debt securities that were surrendered for exchange. The junior subordinated debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the junior subordinated debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the junior subordinated debt securities. (Sections 305, 1002) If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the junior subordinated debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series. (Section 1002)

In the event of any redemption, neither we nor the junior subordinated trustee will be required to:

•	issue, register the transfer of, or exchange, junior subordinated debt securities of any series during a period beginning at the opening of business 15 days before the day of publication or mailing of the notice of redemption and ending at the close of business on the day of such publication or the mailing of such notice; or

•	transfer or exchange any junior subordinated debt securities so selected for redemption, except, in the case of any junior subordinated debt securities being redeemed in part, any portion thereof not to be redeemed. (Section 305)

Denominations

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Bearer Debt Securities

If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of junior subordinated debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to junior subordinated debt securities in registered form, and will summarize provisions of the junior subordinated indenture that relate specifically to bearer debt securities.

Original Issue Discount

Junior subordinated debt securities may be issued under the junior subordinated indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a junior subordinated debt security is an original issue discount security, that means that an amount less than the principal amount of such debt security will be due and payable upon a declaration of acceleration of the maturity of such debt security under the junior subordinated indenture. (Section 101) The applicable prospectus supplement will describe the federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, we will have the right from time to time to defer payment of interest on a series of junior subordinated debt securities for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement. Such deferral, however, may not extend beyond the stated maturity of such junior subordinated debt securities. (Section 313) Certain United States federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Redemption

Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will not be subject to any sinking fund and will not be redeemable at the option of the holder.

Unless otherwise specified in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem the junior subordinated debt securities of any series in whole at any time or in part from time to time. If the junior subordinated debt securities of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debt security so redeemed will equal 100% of the principal amount of such junior subordinated debt security plus accrued and unpaid interest to the redemption date.

Except as otherwise specified in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem a series of junior subordinated debt securities in whole, but not in part, at any time within 90 days after the occurrence of a tax event, investment company event or capital treatment event, each as defined below, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest to the redemption date. (Section 1107)

“Tax event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by such trust, there is more than an insubstantial risk that:

•	such trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities;

•	interest payable by Wells Fargo on such series of corresponding junior subordinated debt securities is not, or within 90 days of the date of such opinion, will not be, deductible by Wells Fargo, in whole or in part, for United States federal income tax purposes; or

•	such trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. (Section 101)

“Investment company event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that such trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the prospectus supplement relating to the issuance of the trust preferred securities. (Section 101)

“Capital treatment event” means our reasonable determination that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by such trust, there is more than an insubstantial risk that Wells Fargo will not be entitled to treat an amount equal to the liquidation amount of such trust preferred securities as Tier I capital, or the then-equivalent thereof, for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to Wells Fargo. (Section 101)

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debt securities to be redeemed at its registered address. However, if the debt securities are held by a trust, notice shall be mailed at least 45 days but not more than 75 days before the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such junior subordinated debt securities or portions thereof called for redemption.

Restrictions on Certain Payments

Unless otherwise specified in the applicable prospectus supplement, if:

•	there shall have occurred and be continuing an event of default with respect to a series of junior subordinated debt securities of which we have actual knowledge and which we have not taken reasonable steps to cure;

•	the junior subordinated debt securities of a series are held by a trust and we shall be in default relating to our payment of any obligations under the corresponding guarantee; or

•	we shall have given notice of our election to defer payments of interest on a series of junior subordinated debt securities by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then:

•	we shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock; and

•	we shall not make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debt securities (except for partial payments of interest with respect to the junior subordinated debt securities).

The restrictions listed above do not apply to:

•	any repurchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable extension period;

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under any guarantee agreement executed for the benefit of the trust preferred securities; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock. (Section 1008)

Limitation on Mergers and Sales of Assets

The junior subordinated indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the junior subordinated indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the junior subordinated indenture; and

•	immediately after the transaction, and giving effect to the transaction, no event of default under the junior subordinated indenture exists. (Section 801)

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the junior subordinated indenture, the resulting or acquiring entity will be substituted for us in such indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the junior subordinated indenture, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under such indenture and under the junior subordinated debt securities. (Section 802)

Events of Default, Waiver and Notice

Unless otherwise specified in the applicable prospectus supplement, an “event of default” when used in the junior subordinated indenture with respect to any series of junior subordinated debt securities, means any of the following:

•	failure to pay interest on a junior subordinated debt security of that series for 30 days after the payment is due (subject to the deferral of any due date in the case of an extension period);

•	failure to pay the principal of or any premium on any junior subordinated debt security of that series when due;

•	failure to deposit any sinking fund payment on junior subordinated debt securities of that series when due;

•	failure to perform any other covenant in the junior subordinated indenture that applies to junior subordinated debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the junior subordinated indenture;

•	certain events in bankruptcy, insolvency or reorganization of Wells Fargo; or

•	any other event of default that may be specified for the junior subordinated debt securities of that series when that series is created. (Section 501)

If an event of default under the junior subordinated indenture occurs and continues, the junior subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of that series may declare the entire principal and all accrued but unpaid interest of all debt securities of that series to be due and payable immediately. If the trustee or the holders of junior subordinated debt securities do not make such declaration and the junior subordinated debt securities of that series are held by a trust or trustee of such trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the related trust preferred securities shall have such right. If an event of default under the junior subordinated indenture occurs and continues and the junior subordinated debt securities of that series are held by a trust or trustee of such trust, the property trustee may also declare the principal of and the interest on the corresponding junior subordinated debt securities to be due and payable and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debt securities. (Section 502)

If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series of subordinated debt securities can, subject to conditions (including, if the junior subordinated debt securities of that series are held by a trust or a trustee of such trust, the consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities), rescind the declaration. If the holders of such junior subordinated debt securities do not rescind such declaration and such junior subordinated debt securities are held by a trust or trustee of such trust, the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities shall have such right. (Section 502)

The holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series may, on behalf of all holders of that series, waive any past default, except:

•	a default in payment of principal of or any premium or interest; or

•	a default under any provision of the junior subordinated indenture which itself cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security of that series.

If the junior subordinated debt securities of that series are held by a trust or a trustee of such trust, any such waiver shall require a consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities. If the holders of junior subordinated debt securities do not waive such default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities shall have such right. (Section 513)

The holders of a majority in principal amount of the junior subordinated debt securities of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated trustee under the junior subordinated indenture.

We are required to file an officers’ certificate with the junior subordinated trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the junior subordinated indenture. (Section 1004)

If the junior subordinated debt securities of any series are held by a trust or a trustee of such trust, a holder of the related trust preferred securities may institute a direct action if we fail to make interest or other payments on the corresponding junior subordinated debt securities when due, taking account of any extension period. (Section 508) A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the corresponding junior subordinated debt securities, or

•	suing us to enforce the property trustee’s rights under such junior subordinated debt securities.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of trust preferred securities thereunder without the consent of all holders of affected trust preferred securities. (Section 902)

Covenants Contained in Junior Subordinated Indenture

The junior subordinated indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under “—Restrictions on Certain Payments” above.

The junior subordinated indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the junior subordinated indenture does not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the junior subordinated debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of such debt securities.

Distribution of the Junior Subordinated Debt Securities

Under circumstances involving the dissolution of a trust, which will be discussed more fully in the applicable prospectus supplement, the junior subordinated debt securities may be distributed to the holders of the trust securities in liquidation of that trust, provided that any required regulatory approval is obtained. See “Description of Trust Preferred Securities—Liquidation Distribution upon Dissolution.”

Modification of Junior Subordinated Indenture

Under the junior subordinated indenture, certain of our rights and obligations and certain of the rights of holders of the junior subordinated debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of all series of such debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest, including any additional interest (other than to the extent set forth in the applicable junior subordinated debt security);

•	a reduction in payments due on the junior subordinated debt securities;

•	a change in the place of payment or currency in which any payment on the junior subordinated debt securities is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the junior subordinated debt securities;

•	a reduction in the percentage of outstanding junior subordinated debt securities required to consent to a modification or amendment of the junior subordinated indenture or required to consent to a waiver of compliance with certain provisions of such indenture or certain defaults under such indenture;

•	a reduction in the requirements contained in the junior subordinated indenture for quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of junior subordinated debt securities at the holder’s option;

•	in the case of junior subordinated debt securities convertible into common stock, a limitation of any right to convert such debt securities; and

•	a modification of any of the foregoing requirements contained in the junior subordinated indenture. (Section 902)

Under the junior subordinated indenture, the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of all series affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the junior subordinated indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series. (Section 1005)

If the junior subordinated debt securities are held by a trust or the trustee of such trust, no modification may be made that adversely affects the holders of the related trust preferred securities, and no termination of the junior subordinated indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of trust preferred securities of such trust. If the consent of the holder of each outstanding junior subordinated debt security is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of related trust preferred securities. (Section 902)

We and the junior subordinated trustee may execute, without the consent of any holder of junior subordinated debt securities, any supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debt securities.

Defeasance and Discharge

Defeasance and Discharge. At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that such debt securities of that series are subject to the defeasance and discharge provisions of that indenture. If we so provide, we will be discharged from our obligations on such debt securities of that series if:

•	we deposit with the junior subordinated trustee, in trust, sufficient money or, if the junior subordinated debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on such debt securities of that series, such as sinking fund payments, on the dates the payments are due under the junior subordinated indenture and the terms of such debt securities;

•	we deliver to the junior subordinated trustee an opinion of counsel that states that the holders of the junior subordinated debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

•	if the junior subordinated debt securities of that series are listed on any domestic or foreign securities exchange, such debt securities will not be delisted as a result of the deposit. (Section 403)

When we use the term “Eligible Instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and essentially risk free as to collection of principal and interest, including:

•	direct obligations of the United States backed by the full faith and credit of the United States; or

•	any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States. (Section 101)

In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of junior subordinated debt securities as described above, then:

•	the junior subordinated indenture, including the subordination provisions contained in the junior subordinated indenture, will no longer apply to the junior subordinated debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the junior subordinated trustee, to register the transfer and exchange of junior subordinated debt securities, to replace lost, stolen or mutilated junior subordinated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	holders of junior subordinated debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on such debt securities of that series. (Section 403)

Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that such debt securities of that series are subject to the covenant defeasance provisions of such indenture. If we so provide and we make the deposit and deliver the opinion of counsel described above in this section under the heading “—Defeasance and Discharge” we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the junior subordinated indenture and the junior subordinated debt securities, other than with respect to the covenants specifically referred to above, will remain in effect. (Section 1701)

If we exercise our option not to comply with the covenants listed above and such junior subordinated debt securities of the series become immediately due and payable because an event of default under the junior subordinated indenture has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or Eligible Instruments on deposit with the junior subordinated trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on such debt securities of that series, such as sinking fund payments, on the date the payments are due under the junior subordinated indenture and the terms of the junior subordinated debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1701)

Conversion or Exchange

The junior subordinated debt securities may be convertible or exchangeable into junior subordinated debt securities of another series or into trust preferred securities, on the terms provided in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

The junior subordinated debt securities will be subordinate to all of our existing and future Senior Debt, as defined below. Our “Senior Debt” includes our senior debt securities and our subordinated debt securities and means

•	any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debt securities, notes or other written instruments,

•	our obligations under letters of credit,

•	any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

•	any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, whether outstanding on the date of execution of the junior subordinated indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the junior subordinated debt securities. The junior subordinated debt securities will rank on a parity with obligations evidenced by any debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us, that is, directly or indirectly, our financing vehicle in connection with the issuance by such entity of capital securities or other similar securities.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the junior subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the junior subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the junior subordinated debt securities so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the junior subordinated debt securities. (Section 1801)

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Debt:

•	the holders of junior subordinated debt securities,

•	together with the holders of any of our other obligations ranking equal with those junior subordinated debt securities,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the junior subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those junior subordinated debt securities.

If we violate the junior subordinated indenture by making a payment or distribution to holders of the junior subordinated debt securities before we have paid all the Senior Debt in full, then such holders of the junior subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of junior subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those junior subordinated debt securities. (Section 1801)

Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the junior subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the junior subordinated indenture in connection with the junior subordinated debt securities.

We may modify or amend the junior subordinated indenture as provided under “—Modification of Junior Subordinated Indenture” above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the junior subordinated indenture relating to the subordination of the junior subordinated debt securities in a manner that would adversely affect the holders of Senior Debt. (Section 902)

The junior subordinated indenture places no limitation on the amount of Senior Debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting Senior Debt.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Trustee

The junior subordinated trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the trustee is under no obligation to exercise any of the powers under the junior subordinated indenture at the request, order or direction of any holders of junior subordinated debt securities unless offered reasonable indemnification. (Sections 601, 603)

Correspondence Between Junior Subordinated Debt Securities and Trust Preferred Securities

Wells Fargo may issue one or more series of junior subordinated debt securities under the junior subordinated indenture with terms corresponding to the terms of a series of related trust preferred securities. In each such instance, concurrently with the issuance of a trust’s preferred securities, such trust will invest the proceeds from that issuance, together with the consideration paid by Wells Fargo for the common securities of such trust, in the series of corresponding junior subordinated debt securities issued by Wells Fargo to such trust. Each series of corresponding junior subordinated debt securities will be in the principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the common securities of such trust and will rank equally with all other series of junior subordinated debt securities. Holders of the related trust preferred securities for a series of corresponding junior subordinated debt securities will have the rights, in connection with modifications to the junior subordinated indenture or upon occurrence of an event of default, as described under “—Modification of Junior Subordinated Indenture” and “—Events of Default, Waiver and Notice.”

Unless otherwise specified in the applicable prospectus supplement, if a tax event, investment company event or capital treatment event relating to a trust occurs and continues, we may, at our option and subject to any required prior approval of the Federal Reserve, redeem the corresponding junior subordinated debt securities at any time within 90 days of the occurrence of such event, in whole but not in part, subject to the provisions of the junior subordinated indenture and whether or not such corresponding junior subordinated debt securities are then redeemable at our option.

The redemption price for any corresponding junior subordinated debt security shall be equal to 100% of the principal amount of such corresponding junior subordinated debt security then outstanding plus accrued and unpaid interest to the redemption date. As long as a trust is the holder of all the outstanding corresponding junior subordinated debt securities of a series, the proceeds of any redemption will be used by such trust to redeem the related trust securities in accordance with their terms.

We will covenant, as to each series of corresponding junior subordinated debt securities:

•	to directly or indirectly maintain 100% ownership of the common securities of the applicable trust unless a permitted successor succeeds to ownership of the common securities;

•	not to voluntarily terminate, wind up or liquidate any trust, except,

•	in connection with a distribution of corresponding junior subordinated debt securities to the holders of trust preferred securities in exchange therefor upon liquidation of such trust, or

•	in connection with certain mergers, consolidations or amalgamations permitted by the applicable trust agreement, in either such case, if so specified in the applicable prospectus supplement and upon any required prior approval of the Federal Reserve; and

•	to use our reasonable efforts, consistent with the terms and provisions of the applicable trust agreement, to cause such trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The trust preferred securities will be issued by a trust under the terms of a trust agreement. Each trust agreement will be qualified as an indenture under the Trust Indenture Act. Each trust may issue only one series of trust preferred securities. The property trustee will act as trustee for each series of trust preferred securities under the applicable trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of each series of trust preferred securities will include those stated in the applicable trust agreement and those made part of such trust agreement by the Trust Indenture Act.

We have summarized material terms and provisions of the trust preferred securities in this section. This summary is not intended to be complete and is qualified by the trust agreement, the form of which we filed as an exhibit to the registration statement, the Delaware Statutory Trust Act and the Trust Indenture Act.

Each trust agreement authorizes the trustees of the applicable trust to issue trust securities on behalf of such trust. The trust securities represent undivided beneficial interests in the assets of such trust. We will own, directly or indirectly, all of a trust’s common securities. The common securities rank equally, and payments will be made on a pro rata basis, with the trust preferred securities except as set forth under “—Ranking of Common Securities.”

Each trust agreement does not permit a trust to issue any securities other than the trust securities or to incur any indebtedness. Under each trust agreement, the property trustee will own the junior subordinated debt securities purchased by such trust for the benefit of the holders of the trust securities.

The guarantee agreement we execute for the benefit of the holders of trust preferred securities will be a guarantee on a subordinated basis with respect to the related trust securities. However, such guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust securities when a trust does not have funds on hand available to make such payments. See “Description of Guarantees.”

Distributions

Distributions on each series of trust preferred securities:

•	will be cumulative;

•	will accumulate from the date of original issuance; and

•	will be payable on such dates as specified in the applicable prospectus supplement.

In the event that any date on which distributions are payable on the trust preferred securities is not a business day, then payment of the distribution will be made on the next succeeding business day, and without any interest or other payment in respect to any such delay. Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated. Unless otherwise specified in the applicable prospectus supplement, a “business day” is a day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York, Minneapolis, Minnesota or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full distribution period will be computed on the basis of the actual number of days elapsed in a partial month in that period. Distributions to which holders of trust preferred securities are entitled but are not paid will accumulate additional distributions at the annual rate if and as specified in the applicable prospectus supplement.

If provided in the applicable prospectus supplement, we have the right under the junior subordinated indenture and the corresponding junior subordinated debt securities to defer the payment of interest on any series of the corresponding junior subordinated debt securities for up to a number of consecutive interest payment periods that will be specified in the prospectus supplement relating to such series. We refer to this period as an “extension period.” No extension period may extend beyond the stated maturity of the corresponding junior subordinated debt securities.

As a consequence of any such deferral, distributions on the related trust preferred securities would be deferred by the applicable trust during any extension period, but would continue to accumulate additional distributions at the annual rate set forth in the prospectus supplement for such trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, if we exercise our deferral right, then during any extension period, we may not:

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debt securities (except for partial payments of interest with respect to the junior subordinated debt securities); or

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, other than:

•	any repurchase, redemption or other acquisition of shares of our capital stock (1) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) in connection with a dividend reinvestment or stockholder stock purchase plan or (3) in connection with the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into before the applicable extension period;

•	any exchange, redemption or conversion of any class or series of our capital stock, or any capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under any guarantee agreement executed for the benefit of the trust preferred securities; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

The funds available to each trust for distribution to holders of its trust preferred securities will be limited to payments under the corresponding junior subordinated debt securities in which such trust invests the proceeds from the issuance and sale of its trust securities. See “Description of Junior Subordinated Debt Securities—Correspondence Between Junior Subordinated Debt Securities and Trust Preferred Securities.” If we do not make interest payments on such corresponding junior subordinated debt securities, the property trustee will not have funds available to pay distributions on the related trust preferred securities. To the extent a trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, the payment of distributions is guaranteed by us on the basis set forth under “Description of Guarantees.”

Distributions on applicable trust preferred securities will be payable to the holders of such securities as they appear on the register of the applicable trust on the relevant record dates, which shall be the 15th calendar day, whether or not a business day, before the distribution date.

Redemption or Exchange

Mandatory Redemption

Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debt securities, whether at stated maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the related trust securities, upon not less than 30 nor more than 60 days’ notice. The redemption price will equal the aggregate liquidation amount of such trust securities, as defined below, plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of such corresponding junior subordinated debt securities. See “Description of Junior Subordinated Debt Securities—Redemption.” If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption will be allocated pro rata to the redemption of the related trust preferred securities and the common securities, except as set forth under “—Ranking of Common Securities.” The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debt securities to be repaid or redeemed on a redemption date will be allocated pro rata to the redemption of the related trust preferred securities and common securities, except as set forth under “—Ranking of Common Securities.”

We will have the right to redeem any series of corresponding junior subordinated debt securities:

•	on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

•	at any time, in whole, but not in part, upon the occurrence of a tax event, investment company event or capital treatment event, in any case subject to receipt of any required prior approval by the Federal Reserve. See “Description of Junior Subordinated Debt Securities—Redemption.”

Within 90 days after any tax event, investment company event or capital treatment event in respect of a series of trust preferred securities and common securities that occurs and continues, we will have the right to redeem the corresponding junior subordinated debt securities in whole, but not in part, and thereby cause a mandatory redemption of the related trust preferred securities and common securities in whole, but not in part, at the redemption price. In the event,

•	a tax event, investment company event or capital treatment event in respect of a series of trust preferred securities and common securities occurs and continues, and

•	we do not elect to redeem the corresponding junior subordinated debt securities and thereby cause a mandatory redemption of the related trust preferred securities and common securities or to dissolve the related trust and cause the corresponding junior subordinated debt securities to be distributed to holders of such trust preferred securities and common securities in exchange therefor upon liquidation of the trust as described below, the related trust preferred securities will remain outstanding.

“Like amount” means:

•	with respect to a redemption of any series of trust securities, trust securities of such series having a liquidation amount equal to that portion of the principal amount of corresponding junior subordinated debt securities to be contemporaneously redeemed in accordance with the junior subordinated indenture, the proceeds of which will be used to pay the redemption price of such trust securities; and

•	with respect to a distribution of corresponding junior subordinated debt securities to holders of any series of trust securities in exchange therefor in connection with a dissolution or liquidation of a trust, corresponding junior subordinated debt securities having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such corresponding junior subordinated debt securities would be distributed.

“Liquidation amount” means the stated amount per trust security as set forth in the applicable prospectus supplement.

Distribution of Corresponding Junior Subordinated Debt Securities

We will have the right at any time to liquidate a trust and cause the junior subordinated debt securities to be distributed to the holders of the related trust securities. This may require the prior approval of the Federal Reserve. Upon liquidation of the trust and after satisfaction of the liabilities of creditors of such trust as provided by applicable law, the corresponding junior subordinated debt securities in respect of the related trust securities issued by such trust will be distributed to the holders of such related trust securities in exchange therefor.

After the liquidation date fixed for any distribution of corresponding junior subordinated debt securities for any series of related trust preferred securities:

•	such series of trust preferred securities will no longer be deemed to be outstanding;

•	the depositary or its nominee, as the record holder of such series of trust preferred securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debt securities to be delivered upon such distribution;

•	any certificates representing such series of trust preferred securities not held by The Depository Trust Company, or DTC, or its nominee or surrendered to the exchange agent will be deemed to represent the corresponding junior subordinated debt securities having a principal amount equal to the stated liquidation amount of such series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such series of trust preferred securities until such certificates are so surrendered for transfer or reissuance; and

•	all rights of the holders of such trust preferred securities will cease, except the right to receive corresponding junior subordinated debt securities upon such surrender.

Redemption Procedures

Trust preferred securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities. Redemptions of trust preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the applicable trust has funds on hand available for the payment of such redemption price. See also  “—Ranking of Common Securities.” Redemptions of trust preferred securities may require prior approval of the Federal Reserve.

If a trust gives a notice of redemption of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of such trust preferred securities. If such trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such trust preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such trust preferred securities.

Notwithstanding the foregoing, distributions payable on or before the redemption date for any trust preferred securities called for redemption will be payable to the holders of such trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•	all rights of the holders of such trust preferred securities will cease, except the right of the holders of such trust preferred securities to receive the redemption price on the redemption date, but without interest on such redemption price; and

•	such trust preferred securities will cease to be outstanding.

In the event that any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, without any interest or any other payment in respect of any such delay. In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the applicable trust or by us pursuant to the guarantee as described under “Description of Guarantees,” distributions on such trust preferred securities will continue to accrue at the then-applicable rate, from the redemption date originally established by such trust for such trust preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

If less than all of the trust securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such trust securities to be redeemed shall be allocated pro rata to the trust preferred securities and the common securities based upon the relative liquidation amounts of such classes, except as set forth under “—Ranking of Common Securities.” The property trustee will select the particular trust preferred securities to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding trust preferred securities not previously called for redemption by any method the property trustee deems fair and appropriate, or, if the trust preferred securities are in book-entry only form, in accordance with the procedures of the depositary. The property trustee shall promptly notify the securities registrar in writing of the trust preferred securities selected for redemption and the liquidation amount to be redeemed. For all purposes of the applicable trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.

Subject to applicable law, including, without limitation, United States federal securities laws, we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Ranking of Common Securities

Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, trust preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such trust preferred securities and common securities, except that upon certain events of default under the applicable trust agreement relating to payment defaults on the corresponding junior subordinated debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities.

In the case of any event of default under a trust agreement resulting from an event of default under the junior subordinated indenture, we, as holder of a trust’s common securities, will be deemed to have waived any right to act with respect to any such event of default under such trust agreement until the effect of all such events of default with respect to such trust preferred securities have been cured, waived or otherwise eliminated. Until all events of default under such trust agreement with respect to such trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such trust preferred securities and not on our behalf, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

Pursuant to a trust agreement, a trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of Wells Fargo;

•	the written direction from us, as holder of the trust’s common securities, to the property trustee to dissolve the trust and distribute a like amount of the corresponding junior subordinated debt securities to the holders of its trust securities, subject to our having received any required prior approval of the Federal Reserve;

•	redemption of all of its trust preferred securities as described under “—Redemption or Exchange—Mandatory Redemption;” and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

Except as set forth in the next sentence, if an early dissolution occurs as described above, the property trustee will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of such trust as provided by applicable law, to the holders of such trust securities a like amount of the corresponding junior subordinated debt securities. If the property trustee determines that such distribution is not practical or if the early dissolution occurs as a result of the redemption of trust preferred securities, then the holders will be entitled to receive out of the assets of such trust available for distribution to holders and after satisfaction of liabilities to creditors of such trust as provided by applicable law, an amount equal to the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment. If such trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by such trust on its trust securities shall be paid on a pro rata basis, except as set forth under “—Ranking of Common Securities.”

Events of Default; Notice

Any one of the following events constitutes an event of default under the applicable trust agreement, or a “trust event of default”, regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of an event of default under the junior subordinated indenture with respect to the corresponding junior subordinated debt securities held by such trust (see “Description of Junior Subordinated Debt Securities—Events of Default, Waiver and Notice”); or

•	the default by the property trustee in the payment of any distribution on any trust security of such trust when such becomes due and payable, and continuation of such default for a period of 30 days; or

•	the default by the property trustee in the payment of any redemption price of any trust security of such trust when such becomes due and payable; or

•	the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the applicable trust agreement for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach of warranty in the manner specified in such trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within 90 days after any event of default actually known to the property trustee occurs, the property trustee will transmit notice of such event of default to the holders of the trust securities and to the administrative trustees, unless such event of default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the trust agreement.

The existence of an event of default under the trust agreement, in and of itself, with respect to the corresponding junior subordinated debt securities does not entitle the holders of the related trust preferred securities to accelerate the maturity of such debt securities.

Removal of Trustees

Unless an event of default under the junior subordinated indenture has occurred and is continuing, the property trustee and/or the Delaware trustee may be removed at any time by the holder of the common securities. The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding related trust preferred securities for cause or if an event of default under the junior subordinated indenture has occurred and is continuing. In no event will the holders of such trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under the junior subordinated indenture shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such trust agreement. If an event of default under the junior subordinated indenture has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee or the Delaware trustee if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the trust agreement, provided such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the applicable trust agreement. Such trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of the applicable trust preferred securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:

•	such successor entity either:

•	expressly assumes all of the obligations of such trust with respect to the trust preferred securities, or

•	substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, or the “successor securities”, so long as the successor securities rank the same as the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debt securities;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

•	such successor entity has a purpose substantially identical to that of such trust;

•	prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to such trust experienced in such matters to the effect that:

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, and

•	following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such trust nor such successor entity will be required to register as an investment company under the Investment Company Act; and

•	we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the applicable guarantee.

Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in liquidation amount of its trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

Except as provided below and under “Description of Guarantees—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of trust preferred securities will have no voting rights.

We and the administrative trustees may amend a trust agreement without the consent of the holders of its trust preferred securities, unless such amendment will materially and adversely affect the interests of any holder of trust preferred securities, to:

•	cure any ambiguity, correct or supplement any provisions in such trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such trust agreement, which may not be inconsistent with the other provisions of such trust agreement; or

•	modify, eliminate or add to any provisions of such trust agreement to such extent as shall be necessary to ensure that such trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that such trust will not be required to register as an “investment company” under the Investment Company Act.

We, the administrative trustees and the property trustee may generally amend a trust agreement with:

•	the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust preferred securities; and

•	receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect such trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

However, without the consent of each holder of trust securities, a trust agreement may not be amended to:

•	change the amount or timing of any distribution required to be made in respect of such trust securities as of a specified date; or

•	restrict the right of a holder of such trust securities to institute a suit for the enforcement of any such payment on or after such date.

So long as the property trustee holds any corresponding junior subordinated debt securities, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities:

•	direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated trustee, or executing any trust or power conferred on the junior subordinated trustee with respect to such corresponding junior subordinated debt securities;

•	waive any past default that is waivable under the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the corresponding junior subordinated debt securities is due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or such corresponding junior subordinated debt securities, where such consent shall be required.

If a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debt securities affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the corresponding trust preferred securities. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of the trust preferred securities of any notice of default with respect to the corresponding junior subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, before taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause such trust to be classified as other than a grantor trust for United States federal income tax purposes.

Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the applicable trust agreement.

No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agent

Payments on the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. If any trust preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be Wells Fargo Bank Minnesota, N.A. and any co-paying agent chosen by the property trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees and to the property trustee. In the event that Wells Fargo Bank Minnesota shall no longer be the paying agent, the property trustee will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the administrative trustees and to us.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, Wells Fargo Bank Minnesota, N.A. will act as registrar and transfer agent for the trust preferred securities.

Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the applicable trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register or cause to be registered the transfer of its trust preferred securities after such trust preferred securities have been called for redemption.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of an event of default under the trust agreement, the property trustee undertakes to perform only the duties that are specifically set forth in the applicable trust agreement. After an event of default under the trust agreement, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of trust preferred securities unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default under the trust agreement has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in such trust agreement or is unsure of the application of any provision of such trust agreement, and the matter is not one upon which holders of trust preferred securities are entitled under the applicable trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

We and our affiliates maintain certain accounts and other banking relationships with the property trustee and its affiliates in the ordinary course of business.

Trust Expenses

Pursuant to the applicable trust agreement, we, as depositor, agree to pay:

•	all debts and other obligations of the applicable trust (other than with respect to the trust preferred securities);

•	all costs and expenses of such trust, including costs and expenses relating to the organization of such trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of such trust; and

•	any and all taxes and costs and expenses with respect thereto, other than United States withholding taxes, to which such trust might become subject.

Governing Law

The trust agreements will be governed by and construed in accordance with the laws of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the applicable trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than a grantor trust for United States federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the corresponding junior subordinated debt securities will be treated as indebtedness of Wells Fargo for United States federal income tax purposes.

In this regard, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the applicable trust or the applicable trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the applicable trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

COMMON SECURITIES

In connection with the issuance of trust preferred securities, the applicable trust will issue one series of common securities. The prospectus supplement relating to such issuance will specify the terms of such common securities, including distributions, redemption, voting and liquidation rights. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the trust preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the trust preferred securities, except as set forth under “Description of Trust Preferred Securities—Ranking of Common Securities.” Except in limited circumstances, the common securities of a trust carry the right to vote to appoint, remove or replace any of the trustees of that trust. We will own, directly or indirectly, all of the common securities of the trusts.

DESCRIPTION OF GUARANTEES

Set forth below is a summary of information concerning the guarantee that we will execute and deliver for the benefit of the holders of trust preferred securities when a trust issues trust securities. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee for purposes of the Trust Indenture Act will be named in the applicable prospectus supplement. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities.

General

Under a trust preferred securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust securities, except to the extent paid by the applicable trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert, the following payments, which are referred to as “guarantee payments”, without duplication:

•	any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent such trust has funds available for distributions;

•	the redemption price, plus all accrued and unpaid distributions relating to any trust preferred securities called for redemption by such trust, to the extent such trust has funds available for redemptions; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of such trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of:

•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment to the extent such trust has funds available; and

•	the amount of assets of such trust remaining for distribution to holders of the trust preferred securities in liquidation of such trust.

The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

A trust preferred securities guarantee will not apply to any payment of distributions except to the extent a trust shall have funds available for such payments. If we do not make interest payments on the junior subordinated debt securities purchased by a trust, such trust will not pay distributions on the trust preferred securities and will not have funds available for such payments. See “—Status of the Guarantees.” Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise described in the applicable prospectus supplement, the trust preferred securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

A trust preferred securities guarantee, when taken together with our obligations under the junior subordinated debt securities, the junior subordinated indenture and the applicable trust agreement, including our obligations to pay costs, expenses, debts and liabilities of the applicable trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, we will also agree separately to irrevocably and unconditionally guarantee the obligations of each trust with respect to the common securities to the same extent as the trust preferred securities guarantees.

Status of the Guarantees

A guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all our other liabilities in the same manner as the junior subordinated debt securities as set forth in the junior subordinated indenture; and

•	equally with all other trust preferred security guarantees that we issue.

A guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. A guarantee will be held for the benefit of the holders of the related trust securities. A guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the distribution of the junior subordinated debt securities.

Amendments and Assignment

A trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding relevant trust preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of such trust preferred securities in any material respect. All guarantees and agreements contained in a trust preferred securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the trust preferred securities then outstanding.

Termination of the Guarantees

A trust preferred securities guarantee will terminate (1) upon full payment of the redemption price of all related trust preferred securities, (2) upon distribution of the corresponding junior subordinated debt securities to the holders of the related trust securities or (3) upon full payment of the amounts payable in accordance with the applicable trust agreement upon liquidation of the trust. A trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related trust preferred securities must restore payment of any sums paid under the related trust preferred securities or the trust preferred securities guarantee.

Events of Default

An event of default under a trust preferred securities guarantee will occur if we fail to perform any payment obligation or other obligation under such guarantee.

The holders of a majority in liquidation amount of the related trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the applicable trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of related trust preferred securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the applicable trust preferred securities guarantee, without first instituting a legal proceeding against such trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants under the trust preferred securities guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to a trust preferred securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in such trust preferred securities guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the trust preferred securities guarantee at the request of any holder of trust preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The trust preferred securities guarantees will be governed by and construed in accordance with the internal laws of the state of New York.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, CORRESPONDING

JUNIOR SUBORDINATED DEBT SECURITIES AND GUARANTEES

As set forth in the applicable trust agreement, the sole purpose of a trust is to issue the trust securities and to invest the proceeds in the corresponding junior subordinated debt securities.

As long as payments of interest and other payments are made when due on the applicable series of junior subordinated debt securities, those payments will be sufficient to cover the distributions and payments due on the related trust securities. This is due to the following factors:

•	the aggregate principal amount of such junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of such trust securities;

•	the interest rate and the interest and other payment dates on such junior subordinated debt securities will match the distribution rate and distribution and other payment dates for such trust securities;

•	under the junior subordinated indenture, we will pay, and the applicable trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of such trust, other than those relating to such trust securities; and

•	the applicable trust agreement further provides that the trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.

To the extent that funds are available, we guarantee payments of distributions and other payments due on trust preferred securities to the extent described in this prospectus. If we do not make interest payments on the applicable series of junior subordinated debt securities, the related trust will not have sufficient funds to pay distributions on the trust preferred securities. A trust preferred securities guarantee is a subordinated guarantee in relation to the trust preferred securities. A trust preferred securities guarantee does not apply to any payment of distributions unless and until such trust has sufficient funds for the payment of such distributions. See “Description of Guarantees.”

We have the right to set off any payment that we are otherwise required to make under the junior subordinated indenture with any payment that we have previously made or are concurrently on the date of such payment making under a related guarantee.

A trust preferred securities guarantee covers the payment of distributions and other payments on the trust preferred securities only if and to the extent that we have made a payment of interest or principal or other payments on the corresponding junior subordinated debt securities. A trust preferred securities guarantee, when taken together with our obligations under the corresponding junior subordinated debt securities and the junior subordinated indenture and our obligations under the applicable trust agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the related trust preferred securities.

If we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the applicable trust agreement allows the holders of the related trust preferred securities to direct the property trustee to enforce its rights under the junior subordinated debt securities. If the property trustee fails to enforce these rights, any holder of such trust preferred securities may directly sue us to enforce such rights without first suing the property trustee or any other person or entity. See “Description of Trust Preferred Securities—Voting Rights; Amendment of the Trust Agreement.”

A holder of trust preferred securities may institute a direct action if we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the corresponding junior subordinated debt securities, or

•	suing us to enforce the property trustee’s rights under such junior subordinated debt securities. (Section 508)

In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable trust agreement to the extent of any payment made by us to such holder of trust preferred securities. Consequently, we will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from such trust.

We acknowledge that the guarantee trustee will enforce the trust preferred securities guarantees on behalf of the holders of the trust preferred securities. If we fail to make payments under the trust preferred securities guarantee, the holders of the related trust preferred securities may direct the guarantee trustee to enforce its rights under such guarantee. If the guarantee trustee fails to enforce the trust preferred securities guarantee, any holder of trust preferred securities may directly sue us to enforce the guarantee trustee’s rights under the trust preferred securities guarantee. Such holder need not first sue the applicable trust, the guarantee trustee, or any other person or entity. A holder of trust preferred securities may also directly sue us to enforce such holder’s right to receive payment under the trust preferred securities guarantees. Such holder need not first direct the guarantee trustee to enforce the terms of the trust preferred securities guarantee or sue such trust or any other person or entity.

We and each trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the trust preferred securities. See “Description of Guarantees—General.”

Limited Purpose of Trust

Each trust’s preferred securities evidence a beneficial interest in such trust, and such trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds in corresponding junior subordinated debt securities issued by Wells Fargo. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security is entitled to receive from us the principal amount of and interest accrued on such corresponding junior subordinated debt securities held, while a holder of trust preferred securities is entitled to receive distributions from such trust, or from us under the related guarantee, if and to the extent such trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding up or liquidation of a trust involving the liquidation of the corresponding junior subordinated debt securities, after satisfaction of liabilities to creditors of such trust, the holders of the related trust preferred securities will be entitled to receive, out of the assets held by such trust, the liquidation distribution in cash. See “Description of Trust Preferred Securities—Liquidation Distribution Upon Termination.” Upon any voluntary or involuntary liquidation or bankruptcy of Wells Fargo, the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor of Wells Fargo, subordinated in right of payment to all Senior Debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, other than such trust’s obligations to the holders of its trust preferred securities, the positions of a holder of such trust preferred securities and a holder of such corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

PLAN OF DISTRIBUTION

We and the trusts may sell the securities offered under this prospectus through agents, through underwriters or dealers or directly to one or more purchasers. We may also offer the securities in exchange for our outstanding indebtedness.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed. The maximum discount or commission that may be received by any member of the National Association of Securities Dealers, Inc. for sales of securities pursuant to this prospectus will not exceed 8.00%.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will set forth the terms of the exchange, the identity of and the terms of sale of the securities offered under this prospectus by the selling security holders.

If the applicable prospectus supplement indicates, we or a trust will authorize dealers or agents to solicit offers by institutions to purchase offered securities under contracts that provide for payment and delivery on a future date. We or a trust must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

The institutional purchaser’s obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and agents will not be responsible for the validity or performance of the contracts.

One or more of our indirectly, wholly-owned subsidiaries, Wells Fargo Brokerage Services, LLC, Wells Fargo Investments, LLC, Wells Fargo Securities, LLC or Wells Fargo Institutional Securities, LLC, may help place some of the securities offered under this prospectus. If this occurs, the placement will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. The underwriters, agents and dealers participating in the sale of the securities offered by this prospectus will not confirm sales to accounts over which they exercise discretionary authority without the prior specific written approval of the customer in accordance with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

Because the National Association of Securities Dealers, Inc. may view the trust preferred securities as interests in a direct participation program, this offering will be made in compliance with the applicable provisions of Rule 2810 of the Conduct Rules of the National Association of Securities Dealers, Inc.

This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates, including Wells Fargo Brokerage Services, LLC, Wells Fargo Investments, LLC, Wells Fargo Securities, LLC, Wells Fargo Institutional Securities, LLC, and Wells Fargo Investment Services, LLC, in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates have any obligation to make a market in any of the offered securities and each may discontinue any market-making activities at any time without notice, at its sole discretion.

We and the trusts may have agreements with the underwriters, dealers and agents, including our subsidiaries mentioned above, to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

If we offer bearer debt securities under this prospectus, each underwriter, dealer and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell or deliver bearer debt securities to a United States citizen or to any person within the United States, unless federal law permits otherwise.

When we or a trust issue securities, they may be new securities with no established trading market. If we or a trust sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

LEGAL OPINIONS

Mary E. Schaffner, who is our Senior Counsel, or another of our lawyers, will issue an opinion about the legality of the securities offered by this prospectus. Richards, Layton & Finger, P.A., special Delaware counsel for the trusts, will pass upon certain legal matters for the trusts. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Gibson, Dunn & Crutcher LLP, San Francisco, California. Gibson, Dunn & Crutcher LLP represents us and certain of our subsidiaries in other legal matters. Ms. Schaffner may rely on Gibson, Dunn & Crutcher LLP as to matters of New York law.

EXPERTS

The consolidated financial statements of Wells Fargo as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.